                                                                     Exhibit 2.1

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                             AGREEMENT OF MERGER AND

                             PLAN OF REORGANIZATION

                                      among

                        MEDALLION CREST MANAGEMENT, INC.,

                          CEPTOR ACQUISITION CORP. and

                               CEPTOR CORPORATION

                                December 8, 2004

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      1.7  Incentive Plan, Founders' Plan and Outstanding Indebtedness

2.  Representations and Warranties of the Company. The Company hereby

                                       i

                                   (continued)
                                                                            PAGE

3.  Representations and Warranties of Parent and Acquisition Corp.
    Parent and Acquisition Corp. represent and warrant to

4.  Additional Representations, Warranties and Covenants of

                                       ii

                                   (continued)

                                      iii

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

EXHIBITS
--------
A           Certificate of Merger
B           Certificate of Incorporation of the Company
C           By-laws of the Company
D           Directors and Officers of the Surviving Corporation and Parent
E           Certificate of Designation
F           Form of Opinion of Company's Counsel
G           Form of Opinion of Parent's Counsel
H           Releases of Officers of Parent

COMPANY DISCLOSURE SCHEDULES
----------------------------
1.5         Holders of Parent Common Stock Post-Merger
1.5A        Holders of Parent Common Stock Post-Merger Under the Incentive Plan
1.7(a)      Treatment of Options
1.7(b)(i)   Treatment of Company Warrants
2.2         Jurisdictions Qualified to do Business
2.5         Company Stockholders
2.5A        Company Stockholders Pursuant to Company's 8% Bridge Loans
2.5B        Company Stockholders Pursuant to Founders' Plan
2.7         Compliance with Laws
2.9         Company Broker's and Finder's Fees
2.10        Financial Statements
2.11        Undisclosed Liabilities
2.12        Changes/Indebtedness
2.13(a)     Schedule of Leased Real and Personal Property
2.13(b)     Material Agreements
2.13(c)     Schedule of Insurance
2.13(d)     Schedule of Company Bank Accounts
2.13(e)     Schedule of Patents and Other Intangible Assets
2.14        Obligations to Officers, Directors and Employees
2.16        Ownership of Intellectual Property
2.17        Schedule of Employee Benefit Plans
2.21        Litigation
2.23        Interested Party Transactions
2.31        Obligations to or by Stockholders

PARENT DISCLOSURE SCHEDULES
---------------------------

3.3         Parent Broker's and Finder's Fees
3.4         Outstanding Options and Other Convertible Securities
3.7         SEC Reporting
3.15        Schedule of Parent Bank Accounts

                                       iv

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

     THIS  AGREEMENT  OF MERGER AND PLAN OF  REORGANIZATION  is made and entered into on November __, 2004,  by and among  MEDALLION  CREST  MANAGEMENT,  INC., a
Florida corporation ("PARENT"), CEPTOR ACQUISITION CORP., a Delaware corporation
("ACQUISITION CORP."), which is a wholly-owned  subsidiary of Parent, and CEPTOR
CORPORATION, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS,  the Board of Directors of each of Acquisition  Corp.,  Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for the Company to be merged with and into  Acquisition  Corp.  (the  "MERGER")  upon the terms and subject to the conditions set forth herein;

     WHEREAS,  the Board of  Directors  of  Acquisition  Corp.  and the Board of
Directors of the Company have approved the Merger in accordance with the General
Corporation  Law of the State of Delaware (the  "DGCL"),  and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the
"CERTIFICATE  OF  MERGER")  attached  as  EXHIBIT  A  hereto;  and the  Board of
Directors of Parent also has approved  this  Agreement  and the  Certificate  of
Merger;

     WHEREAS, the requisite  Stockholders (as such term is defined in Section 10 hereof)  have  approved by written  consent  pursuant to Section 228 of the DGCL this Agreement and the Certificate of Merger and the  transactions  contemplated and described hereby and thereby,  including without  limitation the Merger, and
Parent,  as the  sole  stockholder  of  Acquisition  Corp.,  has  approved  this
Agreement,  the  Certificate  of Merger and the  transactions  contemplated  and described hereby and thereby, including without limitation the Merger;

     WHEREAS,  the parties  hereto  intend that the Merger  contemplated  herein shall qualify as a reorganization  within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section
368(a)(2)(E) of the Code; and

     WHEREAS,  simultaneously with the Closing (as such term is defined herein),
Parent (as it will  exist as of the  closing  of the  Merger)  is selling  Units consisting  of shares of its Series A  Convertible  Preferred  Stock,  par value
$0.0001 per share,  and  detachable  warrants  to purchase  shares of its common stock,  par value  $0.0001  per  share,  in a private  placement  (the  "PRIVATE
PLACEMENT")  to accredited  investors,  pursuant to the terms of a  Confidential
Private  Placement  Memorandum,  dated October 22, 2004,  and  Supplement to the
Memorandum dated November 16, 2004 ("Memorandum") for the purpose of causing the business of the Surviving Corporation (as defined below) to include the business of the Company following the Merger.

     NOW,  THEREFORE,  in consideration  of the mutual  agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   The Merger.

          1.1  MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, the Company shall be merged with and into Acquisition
Corp.  in accordance  with Section 251 of the DGCL.  At the  Effective  Time (as hereinafter  defined),  the separate legal existence of Acquisition  Corp. shall cease,  and  the  Company  shall  be the  surviving  corporation  in the  Merger
(sometimes  hereinafter  referred to as the "SURVIVING  CORPORATION")  and shall continue its corporate  existence  under the laws of the State of Delaware under the name CepTor Corporation.

          1.2  EFFECTIVE TIME. The Merger shall become effective on the date and at the time the  Certificate  of Merger is filed with the  Secretary of State of the State of Delaware in  accordance  with Section 251 of the DGCL.  The time at which the Merger shall become  effective as aforesaid is referred to hereinafter as the  "Effective  Time,"  and the filing of the  Certificate  of Merger as set forth in the first  sentence of this Section 1.2 shall occur  concurrently  with the release of the proceeds from the Private Placement to the Parent.

          1.3  CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS.

               (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached as EXHIBIT B hereto,  shall be the Certificate of Incorporation of the Surviving Corporation from and after the
Effective Time until further amended in accordance with applicable law.

               (b) The By-laws of the Company, as in effect immediately prior to the Effective  Time,  attached as EXHIBIT C hereto,  shall be the By-laws of the
Surviving  Corporation  from and after  the  Effective  Time  until  amended  in accordance  with  applicable  law, the  Certificate  of  Incorporation  and such
By-laws.

               (c) The directors, officers and key employees listed in EXHIBIT D hereto  shall be the  directors,  officers and key  employees  of the  Surviving
Corporation, and each shall hold his respective office or offices from and after the Effective  Time until his  successor  shall have been elected and shall have qualified in accordance  with  applicable  law, or as otherwise  provided in the
Certificate of Incorporation or By-laws of the Surviving Corporation.

          1.4  ASSETS AND  LIABILITIES.  At the  Effective  Time,  the Surviving
Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature,  and be subject to all the  restrictions,
disabilities   and  duties  of  each  of   Acquisition   Corp  and  the  Company
(collectively, the "Constituent Corporations");  and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real,  personal  and  mixed,  and  all  debts  due to  any  of  the  Constituent
Corporations on whatever account,  as well for stock  subscriptions as all other things in action or belonging to each of the Constituent Corporations,  shall be vested in the  Surviving  Corporation;  and all  property,  rights,  privileges, powers and  franchises,  and all and every other interest shall be thereafter as effectively  the  property  of the  Surviving  Corporation  as they  were of the several  and  respective  Constituent  Corporations,  and the  title to any real
estate  vested  by  deed  or  otherwise  in  either  of  the  such   Constituent
Corporations  shall not revert or be in any way impaired by the Merger;  but all rights of creditors  and all liens upon any  property of any of the  Constituent
Corporations  shall be  preserved  unimpaired,  and all debts,  liabilities  and duties of the Constituent Corporations shall thenceforth attach to the Surviving
Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          1.5  MANNER AND BASIS OF CONVERTING SHARES.

               (a) At the Effective Time:

                   (i) each share of common  stock,  par value $0.001 per share, of  Acquisition  Corp.  that  shall  be  outstanding  immediately  prior  to the
Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ten (10) shares of common stock,  par value $0.00001 per share,  of the Surviving  Corporation,  so that at the Effective Time,  Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

                   (ii) the  shares of common  stock,  par  value  $0.00001  per share, of the Company (the "COMPANY COMMON  STOCK"),  beneficially  owned by the
Stockholders  listed in SCHEDULE 2.5 (other than shares of Company  Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not  withdrawn  or  otherwise  forfeited  and  shares of Company
Common Stock set forth in Section  1.5(a)(ii)  hereof),  shall, by virtue of the
Merger and without any action on the part of the holders  thereof,  be converted into the right to receive the number of shares of Parent Common Stock  specified in SCHEDULE 1.5 for each of the  Stockholders,  which shall be equal to 2.165674 shares of Parent Common Stock for each share of Company Common Stock;

                   (iii) the shares of Company  Common  Stock  issued to certain purchasers  and  transactions  involving the  Company's  Bridge Loans (as herein defined) in the aggregate amount of 238,000 shares as set forth on SCHEDULE 2.5A shall, by virtue of the Merger and without any action on the part of the holders thereof,  be converted  into the right to receive the number of shares of Parent
Common Stock specified in SCHEDULE 1.5A for each of the Stockholders which shall be equal to  2.165674  shares of Parent  Common  Stock for each share of Company
Common Stock  provided,  however,  that those shares set forth on SCHEDULE  2.5A shall be  cancelled  in the  Merger  and cease to exist and new shares of Parent
Common Stock in the maximum  aggregate  amount of 440,000 shares shall be issued in  replacement  therefor to those  holders who agree to accept,  pursuant to an
Offer to Exchange,  and to whom Replacement Notes (as herein defined) are issued for each holder of such shares;

                   (iv) the right to receive awards under the Founders' Plan (as hereinafter  defined) of the Company shall,  by virtue of the Merger and without any  action on the part of the  recipients  of such  awards,  the  Company,  the
Surviving Corporation, or the Parent, be converted into the right to receive the number of shares of Parent  Common Stock  specified in SCHEDULE 1.5B for each of the participants, which shall be equal to 2.165674 shares of Parent Common Stock for each share of the Company Common Stock  allocated to an awardee  pursuant to any award by the Company, subject in all respects to the terms and provisions of the Founders' Plan of the Parent,  which shall be continued by assumption of the obligations of the Company under the Founders' Plan of the Parent;

                   (v) the right to receive  awards under the Incentive Plan (as hereinafter  defined) of the Company shall,  by virtue of the Merger and without any  action on the part of the  recipients  of such  awards,  the  Company,  the
Surviving Corporation, or the Parent, be converted into the right to receive the number of shares of Parent Common Stock  specified in Memorandum for each of the participants,  subject  in all  respects  to the  terms  and  provisions  of the
Incentive  Plan of the Company,  which shall be continued by  assumption  of the obligations of the Company under the Incentive Plan of the Parent; and

                   (vi) each share of Company  Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the
Merger and cease to exist.

               (b) After  the  Effective  Time,   there  shall  be  no  further
registration  of  transfers  on  the  stock  transfer  books  of  the  Surviving
Corporation  of the  shares  of  Company  Common  Stock  that  were  outstanding immediately prior to the Effective Time.

          1.6  SURRENDER  AND  EXCHANGE  OF  CERTIFICATES.  Promptly  after  the
Effective  Time  and  upon  (i)  surrender  of  a  certificate  or  certificates representing  shares of Company Common Stock that were  outstanding  immediately prior  to the  Effective  Time  or an  affidavit  and  indemnification  in  form reasonably  acceptable to counsel for the Parent  stating that such  Stockholder has lost their  certificate or certificates or that such have been destroyed and
(ii)  delivery of a Letter of  Transmittal  (as  described in Section 4 hereof),
Parent  shall  issue  to  each  record  holder  of  the  Company   Common  Stock
surrendering  such  certificate or  certificates  and Letter of  Transmittal,  a
certificate  or  certificates   registered  in  the  name  of  such  Stockholder
representing  the number of shares of Parent Common Stock that such  Stockholder shall be entitled to receive as set forth in Section  1.5(a)(ii)  hereof.  Until the certificate,  certificates or affidavit is or are surrendered  together with the Letter of  Transmittal  as  contemplated  by this  Section 1.6 and Section 4 hereof,  each certificate or affidavit that  immediately  prior to the Effective
Time represented any outstanding  shares of Company Common Stock shall be deemed at and after the  Effective  Time to  represent  only the right to receive  upon surrender as aforesaid the Parent Common Stock  specified in SCHEDULE 1.5 hereof for the holder  thereof or to perfect any rights of appraisal  which such holder may have pursuant to the applicable provisions of the DGCL.

          1.7  INCENTIVE PLAN,  FOUNDERS' PLAN AND  OUTSTANDING  INDEBTEDNESS OF
COMPANY.

               (a) The Company has adopted and maintains a 2004 Incentive  Stock
Plan ("Incentive Plan") and a 2004 Founders' Stock Plan ("Founders' Plan") which plans shall continue at the Effective Time as plans of the Parent.  Prior to the
Closing,  there will be no options  outstanding and 156,000 shares of restricted
Company  Common Stock issued under the Incentive  Plan, and no shares of Company
Common Stock issued under the Founders' Plan. Immediately following the Closing, the Parent will issue an aggregate of  3,031,943  shares of Parent  Common Stock awarded  under the  Founders'  Plan as set forth in  SCHEDULE  1.5B and may make additional  awards of  options  or  restricted  Parent  Common  Stock  under the
Incentive  Plan.  Following  Closing the Company  shall make no awards under the
Incentive Plan or Founders' Plan.

               (b) Parent shall take all action necessary and appropriate, on or prior to the  Effective  Time,  to  authorize  and reserve a number of shares of
Parent Common Stock  sufficient  for issuance with respect to the Incentive Plan and the Founders' Plan.

               (c) The  Company  has issued  and  outstanding  $1,100,000  of 8%
Bridge Loans due October 22, 2004 (the "Bridge Loans") and $275,000 of 10% Notes
due December 31, 2005 (the "10% Notes"). Pursuant to an Offer to Exchange Bridge
Loans and 10% Notes  into  newly  issued 8% and 10%,  respectively,  convertible promissory notes of Parent due December 31, 2005, (the "Replacement  Notes") the
Bridge Loans and 10% Notes will become the  obligations  of Parent,  convertible into newly issued shares of Parent Common Stock  reserved for issuance by Parent at a conversion price of $1.25 per share, which shall be convertible immediately following the Merger.

          1.8  PARENT COMMON STOCK.  Parent agrees that it will cause the Parent
Common Stock into which the Company  Common Stock is converted at the  Effective
Time  pursuant  to  Section  1.5(a)(ii)  and  which  Parent  Stock may be issued following  the  Effective  Time  pursuant to Section  1.5(a)(iii),  (a)(iv),  or
(a)(v);  and into which  Replacement  Notes are convertible  pursuant to Section
1.7(c),  to be  available  for  such  purpose.  Parent  further  covenants  that immediately  prior to the  Effective  Time there will be no more than  1,850,000 shares of Parent Common Stock issued and  outstanding,  not including the shares of Parent Common Stock to be issued and  surrendered to Parent for  cancellation pursuant  to the  Memorandum,  and that no other  common or  preferred  stock or equity  securities  or any  options,  warrants,  rights or other  agreements  or instruments  convertible,  exchangeable or exercisable  into common or preferred stock or other  equity  securities  shall be  issued or  outstanding,  except as described herein.

          1.9  OPERATION OF SURVIVING CORPORATION. The Company acknowledges that upon the effectiveness of the Merger, and the material  compliance by the Parent and Acquisition Corp. of its duties and obligations hereunder, Parent shall have the absolute and  unqualified  right to deal with the assets and business of the
Surviving  Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

          1.10 FURTHER  ASSURANCES.  From  time to  time,  from  and  after  the
Effective Time, as and when reasonably  requested by Parent, the proper officers and directors of the Company as of the Effective  Time shall,  for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale,  assignments and other  instruments and shall take or cause to be taken such further  actions as Parent,  Acquisition  Corp.  or their  respective successors  or assigns  reasonably  may deem  necessary or desirable in order to confirm or record or otherwise  transfer to the Surviving  Corporation  title to and possession of all of the properties,  rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

          1.11 FURTHER  AGREEMENT  OF  PURCHASERS.   Immediately  following  the
Closing,  Parent may request holders of Parent Common Stock set forth in Section
1.8 hereto  transfer and assign at no cost 50,000  shares of Parent Common Stock to Bluewater Partners SA, under the terms of a Settlement  Agreement in form and
substance   reasonably   acceptable   to  such  holders  and  upon  the  written
instructions of Parent to such Holders or their representative.

     2.   Representations  and  Warranties  of the Company.  The Company  hereby represents and warrants to Parent and Acquisition Corp. as follows:

          2.1  ORGANIZATION, STANDING, SUBSIDIARIES, ETC.

               (a) The Company is a corporation  duly  organized and existing in good  standing  under the laws of the State of Delaware,  and has all  requisite power and authority  (corporate  and other) to carry on its business,  to own or lease  its  properties  and  assets,  to  enter  into  this  Agreement  and  the
Certificate  of Merger and to carry out the terms hereof and thereof.  Copies of the  Certificate  of  Incorporation  and By-laws of the  Company  that have been delivered  to  Parent  and  Acquisition  Corp.  prior to the  execution  of this
Agreement are true and complete and have not since been amended or repealed.

               (b)  The  Company  has no  subsidiaries  or  direct  or  indirect interest (by way of stock  ownership  or  otherwise)  in any firm,  corporation, limited liability company, partnership, association or business.

          2.2  QUALIFICATION.  The Company is duly qualified to conduct business as a foreign  corporation and is in good standing in each  jurisdiction  wherein the  nature of its  activities  or its  properties  owned or leased  makes  such qualification  necessary,  except where the failure to be so qualified would not have a  material  adverse  effect on the  condition  (financial  or  otherwise), properties,  assets, liabilities,  business operations, results of operations or prospects  of the Company  taken as a whole (the  "CONDITION  OF THE  COMPANY").
SCHEDULE 2.2 sets forth a list of the  jurisdictions  in which the Company is so qualified to conduct business.

          2.3  CAPITALIZATION  OF THE COMPANY.  The authorized  capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred  Stock,  and the Company has no authority to issue any other capital  stock.  There are 2,450,000  shares of Company  Common Stock issued and outstanding  and no shares of Preferred Stock issued and  outstanding,  and such shares are duly authorized,  validly issued,  fully paid and nonassessable,  and none of such shares have been issued in  violation of the  preemptive  rights of any person. The offer,  issuance and sale of such shares of Company Common Stock were (a) exempt from the  registration and prospectus  delivery  requirements of
the   Securities   Act,  (b)  registered  or  qualified  (or  were  exempt  from
registration  or   qualification)   under  the   registration  or  qualification
requirements of all applicable  state  securities  laws and (c)  accomplished in conformity  with all other  applicable  securities  laws. None of such shares of
Company  Stock are  subject to a right of  withdrawal  or a right of  rescission under any federal or state  securities or blue sky law.  Except as otherwise set forth in this Agreement or any Schedule  hereto,  the Memorandum or disclosed in
SCHEDULE 2.5B, the Company has no outstanding options,  rights or commitments to issue Company Common Stock or other Equity Securities of the Company,  and there are no outstanding  securities  convertible or exercisable  into or exchangeable for Company Common Stock or other Equity Securities of the Company.

          2.4  INDEBTEDNESS. The Company has no Indebtedness for Borrowed Money,
except  as  otherwise  set  forth in the  Agreement  or any  Schedule  hereto or disclosed on the Balance Sheet.

          2.5  COMPANY STOCKHOLDERS. SCHEDULE 2.5, 2.5A AND 2.5B hereto contains a true  and  complete  list  of the  names  of the  record  owner  of all of the outstanding  shares of Company  Common  Stock (the  "COMPANY  STOCK")  and other
Equity Securities of the Company, together with the number of securities held or to which such person has rights to acquire.  To the  knowledge  of the  Company, there is no voting trust,  agreement or arrangement  among any of the beneficial holders of Company Stock  affecting  the  nomination or election of directors or the exercise of the voting rights of Company Stock.

          2.6  CORPORATE  ACTS AND  PROCEEDINGS.  The  execution,  delivery  and performance  of this  Agreement and the  Certificate  of Merger  (together,  the
"MERGER  DOCUMENTS")  have been duly authorized by the Board of Directors of the
Company and have been approved by the requisite  vote of the  Stockholders,  and all of the corporate acts and other  proceedings  required for the due and valid authorization,  execution,  delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

          2.7  COMPLIANCE WITH LAWS AND INSTRUMENTS.  The business, products and operations of the Company have been and are being conducted in compliance in all material  respects with all applicable laws,  rules and regulations,  except for such  violations  thereof for which the penalties,  in the aggregate,  would not have a material  adverse effect on the Condition of the Company.  The execution, delivery  and  performance  by the  Company  of the  Merger  Documents  and  the
consummation by the Company of the transactions  contemplated by this Agreement:
(a) will not require  any  authorization,  consent or approval  of, or filing or registration with, any court or governmental agency or  instrumentality,  except such as shall  have  been  obtained  prior  to the  Closing  or as set  forth in
SCHEDULE  2.7, (b) will not cause the Company to violate or  contravene  (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii)
any  order,  judgment  or  decree of any  court,  or (iv) any  provision  of the
Certificate of Incorporation or By-laws of the Company,  (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time,  or both) a  default  under,  any  indenture,  loan or  credit agreement,  deed of  trust,  mortgage,  security  agreement  or other  contract, agreement or  instrument to which the Company is a party or by which the Company or any of its  properties  is  bound or  affected,  except  as would  not have a material adverse effect on the Condition of the Company, and (d) will not result in the  creation  or  imposition  of any Lien upon any  property or asset of the
Company. The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under,  any term or provision of its Certificate of
Incorporation or By-laws or of any indenture,  loan or credit agreement, deed of trust,  mortgage,  security  agreement  or, except as would not  materially  and adversely affect the Condition of the Company,  or any other material  agreement or  instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

          2.8  BINDING  OBLIGATIONS.  The Merger Documents constitute the legal, valid and binding  obligations  of the Company and are  enforceable  against the
Company in accordance with their respective terms, except as such enforcement is
limited  by  bankruptcy,   insolvency  and  other  similar  laws  affecting  the
enforcement of creditors' rights generally and by general principles of equity.

          2.9  BROKER'S AND FINDER'S  FEES. No Person has, or as a result of the transactions  contemplated  or  described  herein will have,  any right or valid claim against the Company, Parent,  Acquisition Corp. or any Stockholder for any
commission,  fee or other  compensation as a finder or broker, or in any similar capacity,  except as disclosed in a Schedule  hereto as provided in any document or agreement disclosed in any schedule hereto. Parent and Acquisition on the one hand and the Company on the other, hereby indemnify and hold each other harmless from  and  against  any and all  claims,  losses  or  liabilities  for any  such commission,  fee or other  compensation  as a result  of the  claim by any other
Person that the  indemnifying  party or parties  introduced  or assisted them in connection with the transactions contemplated or described here.

          2.10 FINANCIAL  STATEMENTS.  Attached  to the  Memorandum  are (a) the
Company's  audited  balance  sheets as of December  31,  2003 and 2002,  and the audited statements of operations,  stockholders' (deficit) equity and cash flows for the years  ended  December  31, 2003 and 2002 and for the period from August
11, 1986  (inception)  to December 31,  2003,  and (b) the  Company's  unaudited balance  sheet (the "BALANCE  SHEET") at September 30, 2004 (the "BALANCE  SHEET
DATE") and the statements of operations, stockholders' (deficit) equity and cash flows for the periods ended  September 30, 2004.  Such financial  statements (i)
are in accordance with the books and records of the Company, (ii) present fairly in all  material  respects the  financial  condition of the Company at the dates therein  specified  and the results of its  operations  and changes in financial position  for the  periods  therein  specified  and (iii) have been  prepared in accordance with generally accepted  accounting  principles ("GAAP") applied on a basis consistent with prior accounting periods.

          2.11 ABSENCE OF UNDISCLOSED  LIABILITIES.  The Company has no material obligation or liability (whether accrued,  absolute,  contingent,  liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Memorandum or in any Schedule  hereto,  (b) to the extent set forth on or reserved against in the
Balance Sheet or the Notes to the Financial Statements,  (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which  (individually or in the  aggregate)  has  had or  will  have a  material  adverse  effect  on the
Condition  of the  Company,  and  (d)  by  the  specific  terms  of any  written agreement, document or arrangement identified in the Schedules.

          2.12 CHANGES. Since the Balance Sheet Date, except as disclosed in the
Memorandum  or in any  Schedule  hereto,  the Company has not (a)  incurred  any debts, obligations or liabilities,  absolute,  accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Private  Placement,  the Merger and related  transactions and current  liabilities  incurred in the usual and ordinary course of business,
(b)  discharged  or satisfied any Liens other than those  securing,  or paid any obligation or liability  other than,  current  liabilities  shown on the Balance
Sheet and current  liabilities  incurred  since the Balance  Sheet Date, in each case in the usual and ordinary  course of business,  (c)  mortgaged,  pledged or subjected to Lien any of its assets,  tangible or  intangible  other than in the usual and ordinary  course of business,  (d) sold,  transferred or leased any of its assets,  except in the usual and ordinary course of business,  (e) cancelled or compromised  any debt or claim,  or waived or released any right, of material value,  (f) suffered any physical  damage,  destruction  or loss (whether or not covered by insurance)  materially  and adversely  affecting the Condition of the

Company,  (g) entered into any transaction  other than in the usual and ordinary course of business,  (h) encountered any labor union  difficulties,  (i) made or granted any wage or salary  increase or made any increase in the amounts payable
under  any  profit  sharing,   bonus,  deferred  compensation,   severance  pay,
insurance,  pension,  retirement or other  employee  benefit plan,  agreement or arrangement,  other than in the ordinary course of business consistent with past practice,  or  entered  into any  employment  agreement,  (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options  (including  employee stock options),  warrants or other rights with respect  thereto,  (k)  declared  or paid any  dividends  on or made  any  other distributions with respect to, or purchased or redeemed,  any of its outstanding capital  stock,  (l)  suffered  or  experienced  any  change  in,  or  condition affecting, the Condition of the Company other than changes, events or conditions in the usual and  ordinary  course of its  business,  none of which  (either  by itself or in conjunction with all such other changes, events and conditions) has been  materially  adverse,  (m) made any  change in the  accounting  principles, methods or practices followed by it or depreciation or amortization  policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material  loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement  for payment of, bonuses or special  compensation of any kind or any severance  or  termination  pay to any  present  or  former  officer,  director, employee,  stockholder or consultant,  (q) made or agreed to make any charitable contributions or incurred any  non-business  expenses in excess of $5,000 in the aggregate,  or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          2.13 SCHEDULE OF ASSETS AND  CONTRACTS.  Attached  hereto as SCHEDULES
2.13(A)  through 2.13(D) are various  schedules  listing assets and contracts of the Company, as described herein.

               (a) SCHEDULE  2.13(A)  contains a true and  complete  list of all real property leased by the Company,  including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal  property  owned or leased by the Company  having a cost or fair market value of greater than $100,000,  including a brief  description of each item and of the nature of the  interest of the  Company  therein.  All the real  property listed in SCHEDULE  2.13(A) is leased by the Company under valid and enforceable leases  having the rental  terms,  termination  dates and renewal  and  purchase options described in SCHEDULE 2.13(A); such leases are enforceable in accordance with their terms,  and there is not, under any such lease,  any existing default or event of default or event which with notice or lapse of time, or both,  would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

               (b) Except  as  expressly  set  forth  in  this  Agreement,   the
Memorandum,  the Balance Sheet or the notes thereto, or as disclosed in SCHEDULE
2.13(B) hereto,  the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company.  Except as  disclosed  in  SCHEDULE  2.13(B)  hereto,  the  Company is not a party to or otherwise  barred by any written or oral (a) agreement with any labor union, (b)
agreement  for the purchase of fixed  assets or for the  purchase of  materials, supplies or equipment in excess of normal operating requirements,  (c) agreement for the  employment  of any  officer,  individual  employee or other Person on a full-time  basis or any agreement with any Person for consulting  services,  (d)

bonus,  pension,  profit  sharing,  retirement,  stock  purchase,  stock option, deferred  compensation,  medical,  hospitalization  or life insurance or similar plan,  contract or understanding  with respect to any or all of the employees of the Company or any other Person, (e) indenture,  loan or credit agreement,  note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or  instrument  relating to or  evidencing  Indebtedness  for Borrowed
Money  or  subjecting  any  asset  or  property  of the  Company  to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in SCHEDULE 2.13(A) hereto, lease or agreement under which the Company is lessee of or holds or operates any property,  real or personal,  owned by any other Person  under which  payments to such Person  exceed  $100,000 per year or with an  unexpired  term  (including  any  period  covered by an option to renew exercisable  by any other  party) of more than 60 days,  (h) lease or  agreement under  which the  Company is lessor or permits any Person to hold or operate any property,  real or personal,  owned or controlled by the Company,  (i) agreement granting any  preemptive  right,  right of first refusal or similar right to any
Person,  (j) agreement or arrangement  with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating  the  Company to pay any  royalty  or  similar  charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative,  sales agency, franchise  or  advertising  contract or  commitment,  (n)  agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p)
agreement or other  commitment or arrangement  with any Person  continuing for a period of more than  three  months  from the  Closing  Date  which  involves  an expenditure or receipt by the Company in excess of $100,000. Except as disclosed in SCHEDULE 2.13(B), none of the agreements,  contracts,  leases, instruments or other  documents or  arrangements  listed in SCHEDULES  2.13(A)  through 2.13(E)
requires  the  consent of any of the parties  thereto  other than the Company to
permit  the  contract,   agreement,  lease,  instrument  or  other  document  or
arrangement to remain  effective  following  consummation  of the Merger and the transactions contemplated hereby.

               (c) SCHEDULE  2.13(C)  contains  a true  and  complete  list  and description of all insurance policies and insurance coverage with respect to the
Company,  its  business,  premises,  properties,  assets,  employees  and agents including,  without  limitation,  fire  and  casualty  insurance,  property  and liability insurance,  product liability insurance,  life insurance,  medical and hospital insurance and workers' compensation insurance;  such list includes with respect to each policy (i) a general  description  of the insured loss coverage,
(ii) the expiration  date of coverage,  (iii) the annual  premium,  and (iv) the dollar  limitations  of coverage and a general  description  of each  deductible feature.

               (d) SCHEDULE  2.13(D)  contains  a true  and  complete  list  and description of each bank account,  savings account,  other deposit  relationship and safety  deposit box of the Company,  including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

               (e) Included in the Memorandum is a true and complete list of all patents, patent applications,  trade names, trademarks,  trademark registrations and applications,  copyrights,  copyright  registrations  and applications,  and

                                       10

grants of licenses, both domestic and foreign,  presently owned, possessed, used or held by the Company; and, except as set forth in the Memorandum,  the Company owns the entire right,  title and interest in and to the same, free and clear of all Liens and  restrictions.  The  Memorandum  also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing.
Except as disclosed in the Memorandum,  all patents, patent applications,  trade
names,  trademarks,   trademark  registrations  and  applications,   copyrights,
copyright  registrations  and  applications and grants of licenses set forth (i)
are subject to no pending or, to the Company's knowledge,  threatened challenge, and (ii) can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without  the consent of any Person  other than the
Company.  Neither the  execution nor delivery of the Merger  Documents,  nor the consummation of the transactions  contemplated thereby will give any licensor or licensee  of the  Company  any  right to  change  the  terms or  provisions  of, terminate or cancel, any license to which the Company is a party.

               (f) The  Company  has made  available  to Parent and  Acquisition
Corp.  true and complete  copies of all  agreements  and other  documents  and a description of all applicable  oral  agreements  disclosed or referred to in the
Memorandum  or SCHEDULES  2.13(A)  through  2.13(D),  as well as any  additional agreements or documents,  requested by Parent or  Acquisition  Corp. The Company has in all material respects performed all obligations  required to be performed by it to date and is not in default in any respect  under any of the  contracts, agreements, leases, documents,  commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the best current actual  knowledge of the Company,  all parties having  material
contractual   arrangements  with  the  Company  are  in  substantial  compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

          2.14 EMPLOYEES. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties.  Other than pursuant to ordinary arrangements of employment  compensation,  the Company  Incentive Plan and Company  Founders'
Plan or as set forth on any of the  Schedules  hereto,  the Company is not under any obligation or liability to any officer, director or employee of the Company.

          2.15 TAX RETURNS AND AUDITS. All required federal, state and local Tax
Returns of the Company have been accurately  prepared and duly and timely filed, and all federal,  state and local Taxes  required to be paid with respect to the periods covered by such returns have been paid other than fiscal year ended 2003 and the stub period of 12/1/03 to  1/27/04.  The Company is not and has not been delinquent  in the payment of any Tax. The Company has not had a Tax  deficiency proposed or assessed  against it and has not executed a waiver of any statute of limitations  on the  assessment  or collection of any Tax. None of the Company's federal  income  tax  returns  nor any state or local  income or  franchise  tax returns has been  audited by  governmental  authorities.  The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid  Taxes  payable by the  Company as of the Balance  Sheet Date.  Since the
Balance  Sheet Date,  the Company has made  adequate  provisions on its books of account for all Taxes with respect to its business,  properties  and  operations for such period. The Company has withheld or collected from each payment made to each of its  employees the amount of all taxes  (including,  but not limited to, federal,  state and local income taxes, Federal Insurance Contribution Act taxes and Federal  Unemployment  Tax Act taxes)  required to be withheld or  collected

                                       11

therefrom,  and has  paid the  same to the  proper  Tax  receiving  officers  or authorized  depositaries.  There are no federal, state, local or foreign audits,
actions,   suits,   proceedings,   investigations,   claims  or   administrative
proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits,  investigations, claims or administrative  proceedings  relating to Taxes or any Tax Returns. The
Company is not obligated to make a payment,  or is a party to an agreement  that under certain  circumstances could obligate it to make a payment, that would not be deductible  under Section 280G of the Code. The Company has not agreed nor is required  to make  any  adjustments  under  Section  481(a)  of the Code (or any similar  provision  of state,  local and  foreign  law) by reason of a change in accounting  method or  otherwise  for any Tax  period  for which the  applicable statute of limitations  has not yet expired.  The Company (i) is not a party to, is  bound  by or has any  obligation  under,  any  Tax  sharing  agreement,  Tax indemnification agreement or similar contract or arrangement, whether written or unwritten  (collectively,  "TAX SHARING AGREEMENTS"),  or (ii) does not have any potential  liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

          2.16 PATENTS AND OTHER INTANGIBLE  ASSETS.  (a) Except as set forth in the  Memorandum or SCHEDULE  2.16, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions,  all patents,  trademarks, service marks, trade names, copyrights,  licenses and rights with respect to the foregoing  used in or necessary for the conduct of its business as now conducted or  proposed  to be  conducted  without  infringing  upon  or  otherwise  acting adversely  to the right or claimed  right of any Person under or with respect to any of the  foregoing  and (ii) is not  obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

               (b) To the best  knowledge of the  Company,  the Company owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how,  formulas,  patterns, programs, devices, methods, techniques, inventions,  designs,  processes,  computer  programs and technical data and all information that derives independent  economic value, actual or potential,  from not being generally known or known by competitors  (collectively,  "intellectual property")  required for or incident to the  development,  operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of  others;  provided,  however,  the  possibility  exists  that  other
Persons, completely independent of the Company or its employees or agents, could have  developed  intellectual  property  similar  or  identical  to  that of the
Company.  The  Company  is not aware of any such  development  of  substantially identical  trade secrets or technical  information by others.  All  intellectual property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without  the consent of any Person  other than the
Company.

          2.17  EMPLOYEE  BENEFIT  PLANS;  ERISA.  (a)  Except as  disclosed  in
SCHEDULE 2.17 hereto,  there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other  employee  benefit or fringe benefit arrangements,  practices,  contracts,  policies  or programs of every type other than programs  merely  involving the regular payment of wages,  commissions,  or bonuses  established,  maintained  or  contributed  to by the  Company,  whether

                                       12

written or  unwritten  and whether or not funded.  The plans  listed in SCHEDULE
2.17 hereto are hereinafter referred to as the "EMPLOYEE BENEFIT PLANS."

               (b)  All  current and prior  material  documents,  including  all amendments  thereto,  with respect to each Employee  Benefit Plan have been made available to Parent and Acquisition Corp. or their advisors.

               (c)  To the knowledge of the Company,  all Employee Benefit Plans are in  material  compliance  with the  applicable  requirements  of ERISA,  the
Internal  Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

               (d)  There are no  pending  claims or  lawsuits  which  have been asserted or instituted  against any Employee  Benefit Plan, the assets of any of the trusts or funds under the Employee  Benefit  Plans,  the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company  have any  knowledge of any  incident,  transaction,  occurrence  or circumstance  which might  reasonably  be expected to form the basis of any such claim or lawsuit.

               (e)  There is no pending  or, to the  knowledge  of the  Company, contemplated  investigation,  or pending or possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal
Revenue  Service or any other  government  agency with  respect to any  Employee
Benefit  Plan and the Company has no  knowledge  of any  incident,  transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

               (f)  No actual or, to the  knowledge of the  Company,  contingent liability exists with respect to the funding of any Employee Benefit Plan or for any  other  expense  or  obligation  of any  Employee  Benefit  Plan,  except as disclosed on the  financial  statements  of the Company or the Schedules to this
Agreement,  and no contingent  liability  exists under ERISA with respect to any
"multi-employer  plan," as  defined in Section  3(37) or Section  4001(a)(3)  of
ERISA.

               (g)  No  events  have  occurred  or are  expected  to occur  with respect to any Employee  Benefit Plan that would cause a material  change in the costs of providing  benefits  under such Employee  Benefit Plan or would cause a material change in the cost of providing for other  liabilities of such Employee
Benefit Plan.

          2.18 TITLE TO PROPERTY AND  ENCUMBRANCES.  The Company has good, valid and  indefeasible  marketable  title to all  properties  and assets  used in the conduct of its  business  (except for property  held under valid and  subsisting leases which are in full force and effect and which are not in default)  free of all Liens  (except as set forth in the  Memorandum  or any Schedule  hereto) and other  encumbrances,  except  Permitted  Liens and such  ordinary and  customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially  impair the use made thereof by the Company in its business.  Without limiting the generality of the foregoing,  the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except

                                       13

for property  disposed of in the usual and ordinary course of business since the
Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

          2.19 CONDITION OF PROPERTIES.  All facilities,  machinery,  equipment, fixtures  and  other  properties  owned,  leased or used by the  Company  are in operating  condition  and  repair,  subject to ordinary  wear and tear,  and are adequate and sufficient for the Company's business.

          2.20 INSURANCE COVERAGE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility,  insuring the Company and its  properties,  products and business  against such losses and risks,  and in such amounts,  as are customary for  corporations  of established reputation engaged in the same or similar business and similarly  situated.  The
Company has not been refused any insurance  coverage  sought or applied for, and the  Company  has no  reason  to  believe  that it will be  unable  to renew its existing  insurance  coverage  as and when the same shall  expire  upon terms at least as favorable to those currently in effect,  other than possible  increases in premiums that do not result from any act or omission of the Company. No suit, proceeding  or action or, to the best current  actual  knowledge of the Company, threat of suit,  proceeding  or action has been  asserted  or made  against  the
Company  within  the last five  years due to  alleged  bodily  injury,  disease, medical  condition,  death or property  damage  arising  out of the  function or malfunction of a product, procedure or service designed,  manufactured,  sold or distributed by the Company.

          2.21 LITIGATION. Except as disclosed in the Memorandum or any Schedule
hereto,   there  is  no  legal  action,   suit,   arbitration  or  other  legal,
administrative  or  other  governmental  proceeding  pending  or,  to  the  best knowledge of the  Company,  threatened  against or affecting  the Company or its properties, assets or business, and after reasonable investigation,  the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other  proceeding.  The Company is not in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          2.22 LICENSES. The Company possesses from all appropriate governmental authorities all licenses,  permits,  authorizations,  approvals,  franchises and rights necessary for the Company to engage in the business  currently  conducted by it, all of which are in full force and effect.

          2.23 INTERESTED  PARTY  TRANSACTIONS.   Except  as  disclosed  in  the
Memorandum or any Schedule  hereto,  no officer,  director or stockholder of the
Company or any  Affiliate  or  "associate"  (as such term is defined in Rule 405 under the  Securities  Act) of any such  Person or the  Company  has or has had, either directly or indirectly,  (a) an interest in any Person that (i) furnishes or sells  services or products  that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services,  or (b) a beneficial interest in any contract or  agreement  to which  the  Company  is a party or by which it may be bound or affected.

          2.24 ENVIRONMENTAL MATTERS.

                                       14

               (a)  To the  knowledge  of the  Company,  the  Company  has never generated, used, handled, treated, released, stored or disposed of any Hazardous
Materials  on any  real  property  on  which  it now has or  previously  had any leasehold  or  ownership  interest,  except in  compliance  with all  applicable
Environmental Laws.

               (b)  To the knowledge of the Company,  the historical and present operations of the business of the Company are in compliance  with all applicable
Environmental  Laws, except where any  non-compliance  has not had and would not reasonably be expected to have a material adverse effect on the Condition of the
Company.

               (c)  There are no material  pending or, to the  knowledge  of the
Company,  threatened,  demands,  claims,  information  requests  or  notices  of
noncompliance   or  violation   against  or  to  the  Company  relating  to  any
Environmental Law; and, to the knowledge of the Company, there are no conditions or  occurrences  on any of the real  property  used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices  against or to the  Company,  except such as have not had, and would not  reasonably  be expected  to have,  a material  adverse  effect on the
Condition of the Company.

               (d)  To the  knowledge of the  Company,  (i) the Company has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or  disposal of (on behalf of itself,  a customer or any other  party) or in any other  manner  participated  or been  involved  in the taking of or  disposal or release of a  Hazardous  Material  to or at a site that is  contaminated  by any
Hazardous  Material or that,  pursuant to any  Environmental  Law,  (A) has been placed on the "National  Priorities  List",  the "CERCLIS"  list, or any similar state or  federal  list,  or (B) is  subject  to or the  source  of a claim,  an
administrative   order  or  other   request  to  take   "removal",   "remedial",
"corrective" or any other  "response"  action,  as defined in any  Environmental
Law, or to pay for the costs of any such action at the site; (ii) the Company is not  involved in (and has no basis to  reasonably  expect to be involved in) any suit or proceeding  and has not received (and has no basis to reasonably  expect to receive) any notice,  request for information or other communication from any governmental  authority  or other  third  party  with  respect  to a release  or threatened release of any Hazardous Material or a violation or alleged violation of any  Environmental  Law, and has not received (and has no basis to reasonably expect to  receive)  notice of any claims  from any Person  relating to property damage,  natural  resource  damage or to personal  injuries from exposure to any
Hazardous Material; and (iii) the Company has timely filed every report required to be filed,  acquired all necessary  certificates,  approvals and permits,  and generated and maintained all required data,  documentation and records under all
Environmental  Laws,  in all such  instances  except  where the failure to do so would not reasonably be expected to have,  individually  or in the aggregate,  a material adverse effect on the Condition of the Company.

          2.25 QUESTIONABLE  PAYMENTS.  Neither the  Company  nor any  director, officer  or, to the best  knowledge  of the  Company,  agent,  employee or other
Person  associated  with or  acting  on  behalf  of the  Company,  has  used any corporate  funds  for  unlawful  contributions,  gifts,  entertainment  or other unlawful  expenses relating to political  activity;  made any direct or indirect unlawful  payments to government  officials or employees from  corporate  funds;
established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any

                                       15

such  corporations;  or made  any  bribe,  rebate,  payoff,  influence  payment, kickback or other unlawful payment.

          2.26 OBLIGATIONS  TO OR BY  STOCKHOLDERS.  Except as  disclosed in the
Memorandum or any Schedule hereto, the Company has no liability or obligation or commitment to any  Stockholder or any Affiliate or "associate"  (as such term is defined in Rule 405 under the Securities Act) of any  Stockholder,  nor does any
Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

          2.27 DUTY  TO  MAKE   INQUIRY.   To  the   extent   that  any  of  the
representations  or warranties in this Section 2 are qualified by "knowledge" or
"belief,"  the  Company  represents  and  warrants  that  it has  made  due  and reasonable  inquiry  and  investigation  concerning  the  matters  to which such representations and warranties relate,  including,  but not limited to, diligent inquiry of its directors, officers and key personnel.

          2.28 DISCLOSURE.  There is no fact  relating to the  Company  that the
Company has not disclosed to Parent and  Acquisition  Corp. in writing which has had or is  currently  having a material and adverse  effect nor,  insofar as the
Company can now foresee,  will materially and adversely affect, the Condition of the  Company.  No  representation  or  warranty  by the  Company  herein  and no information  disclosed  in the  schedules  or  exhibits  hereto  by the  Company contains any untrue  statement  of a material  fact or omits to state a material
fact  necessary  to  make  the  statements   contained  herein  or  therein  not
misleading.

     3.   Representations  and Warranties of Parent and Acquisition Corp. Parent
and Acquisition Corp. represent and warrant to the Company as follows:

          3.1  ORGANIZATION AND STANDING. Parent is a corporation duly organized and  existing  in  good  standing  under  the  laws  of the  State  of  Florida.
Acquisition  Corp. is a corporation duly organized and existing in good standing under the laws of the State of  Delaware.  Parent  and  Acquisition  Corp.  have heretofore  delivered  to the  Company  complete  and  correct  copies  of their respective  Certificates of Incorporation  and By-laws as now in effect.  Parent and Acquisition  Corp. have full corporate power and authority to carry on their respective  businesses as they are now being conducted and as now proposed to be conducted and to own or lease their  respective  properties and assets.  Neither
Parent nor Acquisition Corp. has any subsidiaries  (except Parent's ownership of
Acquisition  Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm,  corporation,  limited liability  company,  partnership, association or business.  Parent owns all of the issued and outstanding  capital stock of Acquisition  Corp. free and clear of all Liens,  and Acquisition  Corp.
has no  outstanding  options,  warrants or rights to purchase  capital  stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the context otherwise requires, all references in this Section
3 to the  "Parent"  shall be  treated  as being a  reference  to the  Parent and
Acquisition Corp. taken together as one enterprise.

          3.2  CORPORATE AUTHORITY.  Each of Parent and/or Acquisition Corp. (as
the case may be) has full corporate power and authority to enter into the Merger
Documents and the other agreements to be made pursuant to the Merger  Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings  required for the  authorization,  execution,  delivery and performance of the Merger  Documents and such other  agreements and documents by

                                       16

Parent and/or  Acquisition Corp. (as the case may be) have been duly and validly taken or will  have  been so  taken  prior to the  Closing.  Each of the  Merger
Documents  constitutes  a legal,  valid and binding  obligation of Parent and/or
Acquisition  Corp.  (as the case  may  be),  each  enforceable  against  them in accordance  with  their  respective  terms,  except as such  enforcement  may be
limited  by  bankruptcy,  insolvency,   reorganization  or  other  similar  laws
affecting creditors' rights generally and by general principles of equity.

          3.3  BROKER'S AND FINDER'S FEES. No person, firm, corporation or other entity is entitled  by reason of any act or  omission  of Parent or  Acquisition
Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the  Certificate of Merger, or with respect to the consummation of the transactions  contemplated hereby or thereby,  except as disclosed in a Schedule  hereto or provided in any document or agreement  disclosed in any Schedule hereto.  Parent and Acquisition
Corp. jointly and severally indemnify and hold Company harmless from and against any and all loss,  claim or  liability  arising  out of any such  claim from any other  Person who claim  they  introduced  Parent or  Acquisition  Corp.  to, or assisted them with the transactions contemplated by or described herein.

          3.4  CAPITALIZATION OF PARENT.  The authorized capital stock of Parent consists of (a) 100,000,000  shares of common stock, par value $0.0001 per share
(the "PARENT COMMON  STOCK"),  of which not more than 1,850,000  shares will be, prior  to the  Effective  Time,  issued  and  outstanding,  before  taking  into consideration the issuance of Parent Common Stock in the Private Placement,  and
(b) 20,000,000  shares of "blank check"  preferred  stock, par value $0.0001 per share,  of which 300 shares have been, or will be at the Closing,  designated as
Series A Convertible  Preferred  Stock (the "PARENT  SERIES A PREFERRED  STOCK")
pursuant to a Certificate of Designation substantially as set forth in Exhibit E hereto,  of which no shares are issued and outstanding prior to the date hereof, and following the Effective Date will be outstanding, a minimum of 100 Units and maximum of 240 Units (276 Units if the  over-allotment  is exercised)  shares of
Parent  Series A  Preferred  Stock  under the Private  Placement  following  the
Closing.  Parent has no  outstanding  options,  rights or  commitments  to issue shares  of  Parent  Common  Stock or any  other  Equity  Security  of  Parent or
Acquisition  Corp.,  and  there are no  outstanding  securities  convertible  or exercisable  into or exchangeable for shares of Parent Common Stock or any other
Equity  Security  of  Parent or  Acquisition  Corp.  There is no  voting  trust, agreement or arrangement  among any of the  beneficial  holders of Parent Common
Stock  affecting the  nomination or election of directors or the exercise of the voting  rights of Parent  Common Stock.  All  outstanding  shares of the capital
stock  of  Parent  are   validly   issued  and   outstanding,   fully  paid  and
nonassessable,  and none of such  shares have been  issued in  violation  of the preemptive rights of any person.

          3.5  ACQUISITION CORP.  Acquisition  Corp. is a wholly-owned  Delaware subsidiary of Parent that was formed  specifically for the purpose of the Merger and that has not conducted  any business or acquired any property,  and will not conduct any business or acquire any property  prior to the Closing Date,  except
in  preparation   for  and  otherwise  in  connection   with  the   transactions
contemplated  by this  Agreement,  the  Certificate  of  Merger  and  the  other agreements to be made pursuant to or in connection  with this  Agreement and the
Certificate of Merger.

                                       17

          3.6  VALIDITY OF SHARES.  The 4,790,471  shares of Parent Common Stock to be issued at the Closing pursuant to Section  1.5(a)(ii) hereof and up to 276 shares of Parent  Series A Preferred  Stock to be issued at one or more Closings pursuant to the  Memorandum,  when issued and delivered in  accordance  with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully  paid  and  nonassessable.  Based  in  part  on  the  representations  and warranties of the  Stockholders as contemplated by Section 4 hereof and assuming the accuracy  thereof,  the issuance of the Parent  Common Stock upon the Merger pursuant  to  Section  1.5(a)(ii)  will be  exempt  from  the  registration  and
prospectus   delivery   requirements   of  the   Securities  Act  and  from  the
qualification  or registration  requirements of any applicable state blue sky or securities laws.

          3.7  SEC REPORTING  AND  COMPLIANCE.  (a) Parent filed a  registration statement on Form SB-2 under the  Securities  Act which  became  effective on or about November 20, 2003.  Since that date,  Parent has filed with the Commission all  registration  statements,  proxy  statements,  information  statements  and reports  required to be filed pursuant to the Exchange Act. Parent has not filed with the  Commission  a  certificate  on Form 15  pursuant  to Rule 12h-3 of the
Exchange Act.

               (b)  Parent has delivered to the Company true and complete copies of  the  registration  statements,  information  statements  and  other  reports
(collectively,  the  "PARENT  SEC  DOCUMENTS")  filed  by the  Parent  with  the
Commission.  None of the Parent SEC  Documents,  as of their  respective  dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

               (c)  Except as set forth on SCHEDULE  3.7,  Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since September 30, 2004. Prior to and until the Closing,
Parent  will  provide  to the  Company  copies  of any  and  all  amendments  or supplements to the Parent SEC Documents filed with the Commission  since January
1, 2004 and all subsequent  registration  statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements,  reports or notices filed by the Parent with the  Commission  or  delivered to the  stockholders  of
Parent.

               (d)  Parent is not an  investment  company  within the meaning of
Section 3 of the Investment Company Act.

               (e)  The  shares  of  Parent  Common  Stock  are  quoted  on  the
Over-the-Counter  (OTC) Bulletin Board under the symbol "MDLL," and Parent is in compliance in all material  respects with all rules and  regulations  of the OTC
Bulletin Board applicable to it and the Parent Stock.

               (f)  Between the date hereof and the Closing  Date,  Parent shall continue to satisfy the filing  requirements  of the  Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board.

                                       18

               (g)  To  the  best  knowledge  of  the  Parent,  the  Parent  has otherwise  complied  with  the  Securities  Act,  Exchange  Act  and  all  other applicable federal and state securities laws.

          3.8  FINANCIAL  STATEMENTS.  The balance  sheets,  and  statements  of income,  stockholders'  equity  and  cash  flows  contained  in the  Parent  SEC
Documents  (the  "PARENT  FINANCIAL  STATEMENTS")  (i)  have  been  prepared  in accordance  with GAAP applied on a basis  consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits),  (ii) are in accordance  with the books and records of the Parent,  and
(iii) present  fairly in all material  respects the  financial  condition of the
Parent at the dates  therein  specified  and the results of its  operations  and changes in financial position for the periods therein  specified.  The financial statements  included  in the Annual  Report on Form  10-KSB for the fiscal  year ended April 30,  2004,  are as audited  by, and include the related  opinions of
Daszkal Bolton LLP,  Parent's  independent  certified  public  accountants.  The financial  information  included in the Quarterly  Report on Form 10-QSB for the quarter  ended  July 31,  2004,  is  unaudited,  but  reflects  all  adjustments
(including  normally recurring  accounts) that Parent considers  necessary for a fair  presentation of such information and have been prepared in accordance with generally accepted accounting principles, consistently applied.

          3.9  GOVERNMENTAL CONSENTS. All material consents,  approvals, orders,
or   authorizations   of,  or   registrations,   qualifications,   designations,
declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger  shall have been  obtained  prior to, and be  effective as of, the
Closing.

          3.10 COMPLIANCE  WITH  LAWS  AND  OTHER  INSTRUMENTS.  The  execution, delivery and performance by Parent and/or  Acquisition  Corp. of this Agreement, the  Certificate  of  Merger  and the other  agreements  to be made by Parent or
Acquisition  Corp.  pursuant  to or in  connection  with this  Agreement  or the
Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the  transactions  contemplated  by the Merger  Documents  will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii)
any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court,  or (v) any provision of their  respective  certificates of incorporation  or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute
(with or without  notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other  agreement or contract to which Parent or Acquisition  Corp. is a party or by  which  Parent  and/or  Acquisition  Corp.  or  any  of  their  respective properties is bound.

          3.11 NO GENERAL  SOLICITATION.  In issuing  Parent Common Stock in the
Merger hereunder,  neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

          3.12 BINDING  OBLIGATIONS.  The Merger Documents constitute the legal, valid and  binding  obligations  of the Parent and  Acquisition  Corp.,  and are enforceable  against the Parent and Acquisition  Corp., in accordance with their

                                       19

respective  terms,   except  as  such  enforcement  is  limited  by  bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally  and by general  principles  of equity.  3.13  ABSENCE OF  UNDISCLOSED
LIABILITIES. Neither Parent nor Acquisition Corp. has any material obligation or liability  (whether  accrued,  absolute,  contingent,  liquidated  or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing,  except (a) as disclosed in the Parent SEC Documents,  (b)
to the extent set forth on or reserved against in the balance sheet of Parent as of July 31,  2004  (the  "PARENT  BALANCE  SHEET")  or the  notes to the  Parent
Financial  Statements,  (c) current  liabilities  incurred and obligations under agreements  entered into in the usual and ordinary course of business since July
31, 2004 (the "PARENT BALANCE SHEET DATE"),  none of which  (individually  or in the  aggregate)  materially  and adversely  affects the condition  (financial or otherwise),  properties,  assets, liabilities,  business operations,  results of operations  or prospects of the Parent or  Acquisition  Corp.,  taken as a whole
(the  "CONDITION OF THE PARENT"),  and (d) by the specific  terms of any written agreement,  document  or  arrangement  attached  as an exhibit to the Parent SEC
Documents.

          3.14 CHANGES. Since the Parent Balance Sheet Date, except as disclosed in the  Parent  SEC  Documents,  the  Parent  has not (a)  incurred  any  debts, obligations or  liabilities,  absolute,  accrued or, to the Parent's  knowledge, contingent,  whether  due or to  become  due,  except  for  current  liabilities incurred  in the usual  and  ordinary  course of  business,  (b)  discharged  or satisfied  any Liens  other  than  those  securing,  or paid any  obligation  or liability other than, current  liabilities shown on the Parent Balance Sheet and current  liabilities  incurred since the Parent Balance Sheet Date, in each case in the  usual and  ordinary  course  of  business,  (c)  mortgaged,  pledged  or subjected to Lien any of its assets,  tangible or intangible,  other than in the usual and ordinary  course of business,  (d) sold,  transferred or leased any of its assets,  except in the usual and ordinary course of business,  (e) cancelled or  compromised  any debt or claim,  or waived or released any right of material value,  (f) suffered any physical  damage,  destruction  or loss (whether or not covered by  insurance)  which  could  reasonably  be expected to have a material adverse effect on the Condition of the Parent,  (g) entered into any transaction other than in the usual and ordinary  course of business,  (h)  encountered  any labor union  difficulties,  (i) made or granted  any wage or salary  increase or made any  increase  in the  amounts  payable  under any profit  sharing,  bonus, deferred compensation,  severance pay, insurance,  pension,  retirement or other employee  benefit  plan,  agreement or  arrangement,  other than in the ordinary course of business consistent with past practice, or entered into any employment agreement,  (j)  issued  or sold any  shares of  capital  stock,  bonds,  notes, debentures or other securities or granted any options (including  employee stock options),  warrants or other rights with respect  thereto,  (k) declared or paid any dividends on or made any other  distributions  with respect to, or purchased or redeemed,  any of its outstanding  capital stock, (l) suffered or experienced any change in, or condition  affecting,  the  financial  condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business,  none of which (either by itself or in conjunction with all such other changes,  events and conditions) could reasonably be expected to have a material adverse  effect  on the  Condition  of the  Parent,  (m) made any  change in the accounting  principles,  methods or practices  followed by it or depreciation or amortization  policies or rates theretofore  adopted,  (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party,  (o)  suffered  any  material  loss not  reflected  in the Parent

                                       20

Balance  Sheet or its  statement  of  income  for the year  ended on the  Parent
Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special  compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant,
(q)  made or  agreed  to make  any  charitable  contributions  or  incurred  any non-business expenses in excess of $5,000 in the aggregate,  or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          3.15 TAX RETURNS AND AUDITS. All required federal, state and local Tax
Returns of the Parent have been accurately prepared in all material respects and duly and timely  filed,  and all federal,  state and local Taxes  required to be paid with  respect to the periods  covered by such returns have been paid to the extent that the same are material and have become due,  except where the failure so to file or pay could not  reasonably  be expected to have a material  adverse effect  upon the  Condition  of the  Parent.  The Parent is not and has not been delinquent  in the payment of any Tax.  The Parent has not had a Tax  deficiency assessed  against it. None of the  Parent's  federal  income tax returns nor any state or local income or franchise tax returns has been audited by  governmental authorities.  The reserves for Taxes  reflected on the Parent  Balance Sheet are sufficient  for the  payment of all  unpaid  Taxes  payable  by the Parent  with respect  to the period  ended on the Parent  Balance  Sheet  Date.  There are no
federal,  state,  local  or  foreign  audits,   actions,   suits,   proceedings,
investigations,  claims or administrative  proceedings  relating to Taxes or any
Tax  Returns of the  Parent now  pending,  and the Parent has not  received  any
notice  of  any  proposed  audits,  investigations,   claims  or  administrative
proceedings relating to Taxes or any Tax Returns.

          3.16 EMPLOYEE  BENEFIT  PLANS;  ERISA.  (a) Except as disclosed in the
Parent SEC Documents,  there are no "employee benefit plans" (within the meaning of Section  3(3) of ERISA)  nor any other  employee  benefit  or fringe  benefit arrangements,  practices,  contracts,  policies or programs  other than programs
merely  involving  the  regular  payment  of  wages,  commissions,   or  bonuses
established, maintained or contributed to by the Parent. Any plans listed in the
Parent SEC Documents are hereinafter referred to as the "PARENT EMPLOYEE BENEFIT
PLANS."

               (b)  Any  current and prior  material  documents,  including  all amendments thereto,  with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

               (c)  All Parent Employee Benefit Plans are in material compliance with the applicable  requirements  of ERISA,  the Code and any other  applicable state, federal or foreign law.

               (d)  There are no  pending,  or to the  knowledge  of the Parent, threatened,  claims or lawsuits  which have been asserted or instituted  against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent  Employee  Benefit  Plans or against any fiduciary of a Parent
Employee Benefit Plan with respect to the operation of such plan.

               (e)  There is no  pending,  or to the  knowledge  of the  Parent, threatened,  investigation  or pending  or  possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal

                                       21

Revenue  Service  or any other  government  agency  with  respect  to any Parent
Employee Benefit Plan.

               (f)  No  actual  or,  to  the  knowledge  of  Parent,  contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other  expense or  obligation  of any Parent  Employee  Benefit Plan, except as disclosed on the financial  statements of the Parent or the Parent SEC
Documents,  and to the knowledge of the Parent,  no contingent  liability exists under  ERISA with  respect to any  "multi-employer  plan," as defined in Section
3(37) or Section 4001(a)(3) of ERISA.

          3.17 LITIGATION.  There is no legal action, suit, arbitration or other legal,  administrative  or other  governmental  proceeding  pending  or,  to the knowledge  of  the  Parent,  threatened  against  or  affecting  the  Parent  or
Acquisition Corp. or their properties,  assets or business.  To the knowledge of the Parent,  neither Parent nor Acquisition  Corp. is in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          3.18 INTERESTED PARTY TRANSACTIONS.  Except as disclosed in the Parent
SEC  Documents,  no  officer,  director  or  stockholder  of the  Parent  or any
Affiliate  or  "associate"  (as  such  term is  defined  in Rule 405  under  the
Securities Act) of any such Person or the Parent has or has had, either directly or  indirectly,  (a) an  interest  in any  Person  that (i)  furnishes  or sells services or products  that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

          3.19 QUESTIONABLE PAYMENTS.  Neither the Parent, Acquisition Corp. nor
to the knowledge of the Parent, any director,  officer, agent, employee or other
Person  associated with or acting on behalf of the Parent or Acquisition  Corp., has used any corporate funds for unlawful contributions, gifts, entertainment or other  unlawful  expenses  relating to  political  activity;  made any direct or indirect unlawful  payments to government  officials or employees from corporate funds;  established or maintained  any unlawful or unrecorded  fund of corporate monies or other  assets;  made any false or  fictitious  entries on the books of record of any such corporations;  or made any bribe, rebate,  payoff,  influence payment, kickback or other unlawful payment.

          3.20 OBLIGATIONS  TO OR BY  STOCKHOLDERS.  Except as  disclosed in the
Parent SEC Documents, the Parent has no liability or obligation or commitment to any  stockholder  of Parent or any  Affiliate  or  "associate"  (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent,  nor does any  stockholder  of Parent or any such  Affiliate  or  associate  have any liability, obligation or commitment to the Parent.

          3.21 SCHEDULE OF ASSETS AND  CONTRACTS.  Except as expressly set forth in this Agreement,  the Parent Balance Sheet or the notes thereto, the Parent is not a party to any written or oral agreement not made in the ordinary  course of business that is material to the Parent.  Parent does not own any real property.
Parent  is not a party  to or  otherwise  barred  by any  written  or  oral  (a)
agreement  with any labor union,  (b) agreement for the purchase of fixed assets or for the  purchase of  materials,  supplies or  equipment  in excess of normal

                                       22

operating  requirements,  (c)  agreement  for  the  employment  of any  officer, individual  employee or other Person on a full-time  basis or any agreement with any  Person  for  consulting  services,  (d)  bonus,  pension,  profit  sharing, retirement,  stock  purchase,  stock  option,  deferred  compensation,  medical, hospitalization  or life  insurance or similar plan,  contract or  understanding with respect to any or all of the employees of Parent or any other  Person,  (e)
indenture,  loan or credit agreement,  note agreement,  deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or  evidencing  Indebtedness  for  Borrowed  Money or  subjecting  any  asset or property of Parent to any Lien or evidencing any  Indebtedness,  (f) guaranty of any  Indebtedness,  (g) lease or  agreement  under which  Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h)
lease or agreement under which Parent is lessor or permits any Person to hold or operate any  property,  real or personal,  owned or  controlled  by Parent,  (i)
agreement granting any preemptive right, right of first refusal or similar right to  any  Person,  (j)  agreement  or  arrangement  with  any  Affiliate  or  any
"associate"  (as such term is defined in Rule 405 under the  Securities  Act) of
Parent or any present or former officer,  director or stockholder of Parent, (k)
agreement  obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative,  sales agency, franchise  or  advertising  contract or  commitment,  (n)  agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p)
agreement or other  commitment or arrangement  with any Person  continuing for a period of more  than  three  months  from the  Closing  Date  that  involves  an expenditure  or receipt by Parent in excess of $1,000.  The Parent  maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business,  premises,  properties,  assets,  employees and agents.  SCHEDULE 3.21 contains a true and complete list and description of each bank account,  savings account, other deposit relationship and safety deposit box of Parent,  including the name of the bank or other  depository,  the account  number and the names of the  individuals  having  signature or other  withdrawal  authority with respect thereto.  Except as disclosed on SCHEDULE  3.21, no consent of any bank or other depository is required to maintain any bank account,  other deposit relationship or safety  deposit box of Parent in effect  following  the  consummation  of the
Merger and the  transactions  contemplated  hereby.  Parent has furnished to the
Company true and complete copies of all agreements and other documents disclosed or  referred  to in  SCHEDULE  3.21,  as well as any  additional  agreements  or documents, requested by the Company.

          3.22 EMPLOYEES.  Other  than  pursuant  to  ordinary  arrangements  of employment compensation,  Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

          3.23 DISCLOSURE.  There is no fact  relating to Parent that Parent has not disclosed to the Company in writing that  materially  and adversely  affects nor,  insofar as Parent can now foresee,  will materially and adversely  affect,
the  condition  (financial  or  otherwise),   properties,  assets,  liabilities,
business   operations,   results  of  operations  or  prospects  of  Parent.  No
representation or warranty by Parent herein and no information  disclosed in the schedules  or  exhibits  hereto by Parent  contains  any untrue  statement  of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

                                       23

     4.   Additional   Representations,   Warranties   and   Covenants   of  the
Stockholders.

          Promptly after the Effective Time,  Parent shall cause to be mailed to each holder of record of Company  Common  Stock that was  converted  pursuant to
Section 1.5 hereof  into the right to receive  Parent  Common  Stock a letter of
transmittal   ("Letter  of   Transmittal")   which  shall   contain   additional
representations, warranties and covenants of such Stockholder, including without limitation,  that (i) such  Stockholder  has full right,  power and authority to deliver such Company Common Stock and Letter of  Transmittal,  (ii) the delivery of such Company Common Stock will not violate or be in conflict with,  result in a breach  of or  constitute  a  default  under,  any  indenture,  loan or credit agreement,  deed of trust,  mortgage,  security  agreement or other agreement or
instrument  to  which  such  Stockholder  is  bound  or  affected,   (iii)  such
Stockholder has good, valid and marketable title to all shares of Company Common
Stock indicated in such Letter of Transmittal  and that such  Stockholder is not affected by any voting  trust,  agreement or  arrangement  affecting  the voting rights of such Company  Common Stock,  (iv) such  Stockholder  is an "accredited investor," as such term is defined in Regulation D under the  Securities Act and that such Stockholder is acquiring Parent Common Stock for investment  purposes, and not with a view to selling or  otherwise  distributing  such  Parent  Common
Stock in violation of the Securities  Act or the  securities  laws of any state, and (v) such  Stockholder  has had an opportunity to ask and receive  answers to any questions such  Stockholder may have had concerning the terms and conditions of the  Merger and the  Parent  Common  Stock and has  obtained  any  additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Parent Common Stock shall pass, only upon delivery to the  Parent  (or an  agent  of the  Parent)  of (x)  certificates  evidencing ownership  thereof as  contemplated  by Section 1.6 hereof (or affidavit of lost certificate),  and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 4.

     5.   Conduct of Businesses Pending the Merger.

          5.1  CONDUCT OF BUSINESS BY THE COMPANY  PENDING THE MERGER.  Prior to
the Effective Time,  unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

               (i)  the business of the Company  shall be conducted  only in the ordinary course;

               (ii) the Company  shall not (A)  directly or  indirectly  redeem, purchase or otherwise acquire or agree to redeem,  purchase or otherwise acquire any shares of its capital stock;  (B) amend its Certificate of  Incorporation or
By-laws except to effectuate the transactions contemplated in the Memorandum; or
(C) split,  combine or reclassify the outstanding Company Stock or declare,  set aside or pay any  dividend  payable  in  cash,  stock  or  property  or make any distribution with respect to any such stock;

               (iii)the  Company  shall  not (A)  issue or  agree  to issue  any additional shares of, or options,  warrants or rights of any kind to acquire any shares of,  Company  Stock,  except to issue  shares of Company  Common Stock in connection with any matter relating to the Memorandum; (B) acquire or dispose of any fixed  assets or acquire or dispose of any other  substantial  assets  other than in the ordinary course of business;  (C) incur  additional  Indebtedness or any other  liabilities  or enter  into any other  transaction  other than in the

                                       24

ordinary course of business; (D) enter into any contract, agreement,  commitment or  arrangement  with  respect  to any  of  the  foregoing;  or  (E)  except  as contemplated by this Agreement, enter into any contract,  agreement,  commitment or arrangement to dissolve,  merge, consolidate or enter into any other material business combination;

               (iv) the Company  shall use its best  efforts to preserve  intact the business  organization of the Company,  to keep available the service of its present  officers  and key  employees,  and to  preserve  the good will of those having business relationships with it;

               (v)  the Company will not, nor will it authorize  any director or authorize or permit any officer or employee or any attorney, accountant or other representative  retained by it to, make,  solicit,  encourage any inquiries with respect to, or engage in any negotiations  concerning,  any Acquisition Proposal
(as defined  below).  The Company  will  promptly  advise  Parent  orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph,  "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or for the  acquisition  of a  substantial  equity  interest in it or any  material assets of it other than as  contemplated  by this  Agreement.  The Company  will
immediately   cease  and  cause  to  be  terminated  any  existing   activities,
discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

               (vi) the  Company   will  not  enter  into  any  new   employment
agreements  with any of its officers or employees or grant any  increases in the compensation  or benefits of its  officers  and  employees or amend any employee benefit plan or arrangement.

          5.2  CONDUCT OF BUSINESS BY PARENT AND ACQUISITION  CORP.  PENDING THE
MERGER. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

               (i)  the  business  of  Parent  and  Acquisition  Corp.  shall be conducted only in the ordinary course; PROVIDED, HOWEVER, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. as of the Closing Date;

               (ii) neither Parent nor Acquisition  Corp.  shall (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise  acquire any shares of its capital stock; (B) amend its certificate of incorporation or by-laws other than to authorize the Parent to issue one or more series or classes of  preferred  stock in order to create  therefrom  the Parent
Series A  Preferred  Stock  which  shall be issued at the Closing in the Private
Placement; or (C) split, combine or reclassify its capital stock or declare, set aside or pay any  dividend  payable  in  cash,  stock  or  property  or make any distribution with respect to such stock; and

               (iii)neither  Parent  nor  Acquisition  Corp.  shall (A) issue or agree to issue any additional  shares of, or options,  warrants or rights of any kind to acquire  shares of, its  capital  stock;  (B)  acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.2(i) hereof); (C) incur additional Indebtedness or any

                                       25

other  liabilities  or enter into any other  transaction  except in the ordinary course of  business;  (D) enter  into any  contract,  agreement,  commitment  or arrangement with respect to any of the foregoing,  or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to  dissolve,  merge;  consolidate  or enter  into any other  material  business contract or enter into any negotiations in connection therewith.

               (iv) neither the Parent nor Acquisition Corp. will, nor will they authorize  any  director or  authorize  or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage  any  inquiries  with  respect  to,  or  engage  in  any  negotiations concerning,  any  Acquisition  Proposal  (as defined  below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such  inquiries or proposals  (or requests for  information)  and the  substance thereof.  As used in this  paragraph,  "ACQUISITION  PROPOSAL"  shall  mean  any proposal  for a merger or other  business  combination  involving  the Parent or
Acquisition  Corp or for the  acquisition  of a substantial  equity  interest in either  of  them  or any  material  assets  of  either  of  them  other  than as contemplated by this Agreement.  The Parent will immediately  cease and cause to be terminated  any existing  activities,  discussions or  negotiations  with any person conducted heretofore with respect to any of the foregoing; and

               (v)  neither the Parent nor Acquisition Corp. will enter into any new employment  agreements  with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

     6.   Additional Agreements.

          6.1  ACCESS AND INFORMATION. The Company, Parent and Acquisition Corp.
shall each afford to the other and to the other's accountants, counsel and other representatives  full access during normal business hours  throughout the period prior  to  the  Effective  Time  of all of  its  properties,  books,  contracts, commitments  and records  (including  but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its  business,  properties  and  personnel  as such other  party may  reasonably request,  provided  that no  investigation  pursuant  to this  Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information
(other than such information which (i) is already in such party's  possession or
(ii)  becomes  generally  available  to the  public  other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors,  or (iii)  becomes  available  to such party on a  non-confidential basis from a source other than a party  hereto or its  advisors,  provided  that such  source  is not  known  by such  party  to be  bound  by a  confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly  available;  PROVIDED,

                                       26

HOWEVER,  that  (A) any  such  information  may be  disclosed  to  such  party's directors,  officers, employees and representatives of such party's advisors who need to know such  information  for the purpose of evaluating  the  transactions
contemplated  hereby  (it  being  understood  that  such  directors,   officers,
employees  and   representatives   shall  be  informed  by  such  party  of  the
confidential nature of such information), (B) any disclosure of such information may be made as to  which  the  party  hereto  furnishing  such  information  has consented in writing,  and (C) any such information may be disclosed pursuant to a judicial,  administrative or governmental order or request; PROVIDED, however, that the  requested  party will  promptly  so notify the other party so that the other party may seek a  protective  order or  appropriate  remedy  and/or  waive compliance with this Agreement and if such  protective  order or other remedy is not  obtained or the other party  waives  compliance  with this  provision,  the requested  party will  furnish only that  portion of such  information  which is legally required and will exercise its best efforts to obtain a protective order or other  reliable  assurance that  confidential  treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials  (including  copies)  obtained by such party or on its behalf from the other  party as a result of this  Agreement or in  connection  herewith,  whether so obtained  before or after the execution hereof.

          6.2  ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided,  each of the parties hereto agrees to use its commercially  reasonable efforts  to take,  or cause to be taken,  all  action  and to do, or cause to be done,  all things  necessary,  proper or  advisable  under  applicable  laws and regulations to consummate and make effective the  transactions  contemplated  by this Agreement,  including using its commercially  reasonable efforts to satisfy the  conditions  precedent to the  obligations  of any of the parties  hereto to obtain all necessary  waivers,  and to lift any injunction or other legal bar to the Merger (and,  in such case, to proceed with the Merger as  expeditiously  as possible). In order to obtain any necessary governmental or regulatory action or non-action,  waiver, consent, extension or approval, each of Parent, Acquisition
Corp. and the Company  agrees to take all  reasonable  actions and to enter into all reasonable  agreements as may be necessary to obtain timely  governmental or regulatory  approvals and to take such further action in connection therewith as may be  necessary.  In case at any time  after the  Effective  Time any  further action is necessary  or  desirable to carry out the purposes of this  Agreement, the proper  officers  and/or  directors  of Parent,  Acquisition  Corp.  and the
Company shall take all such necessary action.

          6.3  PUBLICITY.  No party  shall  issue  any press  release  or public announcement  pertaining  to the Merger that has not been agreed upon in advance by  Parent  and the  Company,  except  as  Parent  reasonably  determines  to be necessary  in  order  to  comply  with the  rules  of the  Commission  or of the principal  trading exchange or market for Parent Common Stock,  provided that in such case  Parent  will use its best  efforts  to allow  Company  to review  and reasonably approve any same prior to its release.

          6.4  APPOINTMENT  OF  DIRECTORS  AND  OFFICERS.  Immediately  upon the
Effective Time, Parent shall accept the resignations of the current officers and directors of Parent as provided by Section 7.2(f)(6) hereof, and shall cause the persons  listed as  directors  in EXHIBIT D hereto to be elected to the Board of
Directors of Parent.  At the first  annual  meeting of Parent  stockholders  and thereafter,  the  election of members of Parent's  Board of  Directors  shall be accomplished in accordance with the by-laws of Parent.

          6.5  PARENT NAME CHANGE AND EXCHANGE  LISTING.  At the Effective Time,
Parent shall take all required  legal  actions to change its  corporate  name to
CepTor Corporation  Promptly following the Effective Time, Parent shall take all required  actions to, upon  satisfaction of the original  listing  requirements, list the Parent Common Stock for trading on the American  Stock  Exchange or the
Nasdaq Smallcap Market.

                                       27

     7.   Conditions of Parties' Obligations.

          7.1  PARENT AND  ACQUISITION  CORP.  OBLIGATIONS.  The  obligations of
Parent and Acquisition  Corp. under this Agreement and the Certificate of Merger are  subject to the  fulfillment  at or prior to the  Closing  of the  following conditions, any of which may be waived in whole or in part by Parent.

               (a)  NO ERRORS,  ETC. The  representations  and warranties of the
Company  under  this  Agreement  shall be deemed to have been made  again on the
Closing Date and shall then be true and correct in all material respects.

               (b)  COMPLIANCE WITH AGREEMENT.  The Company shall have performed and  complied  in all  material  respects  with all  agreements  and  conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

               (c)  NO DEFAULT OR ADVERSE  CHANGE.  There shall not exist on the
Closing  Date any  Default or Event of Default or any event or  condition  that, with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

               (d)  CERTIFICATE OF OFFICERS. The Company shall have delivered to
Parent and Acquisition Corp. a certificate  dated the Closing Date,  executed on its behalf by the Chief  Executive  Officer and Chief  Financial  Officer of the
Company,  certifying the satisfaction of the conditions  specified in paragraphs
(a), (b) and (c) of this Section 7.1.

               (e)  OPINION OF THE COMPANY'S  COUNSEL.  Acquisition  Corp. shall have received from Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New
York, counsel for the Company, a favorable opinion dated the Closing Date to the effect set forth in Exhibit F hereto.

               (f)  CONSUMMATION  OF  PRIVATE  PLACEMENT.  Consummation  of  the
Merger shall occur simultaneously with the closing of the Private Placement.

               (g)  NO RESTRAINING  ACTION.  No action or proceeding  before any court,  governmental  body or agency  shall have been  threatened,  asserted  or instituted to restrain or prohibit,  or to obtain substantial damages in respect of, this  Agreement  or the  Certificate  of Merger or the  carrying  out of the transactions contemplated by the Merger Documents.

               (h)  SUPPORTING  DOCUMENTS.  Parent and Acquisition  Corp.  shall have received the following:

                    (1) Copies of  resolutions of the Board of Directors and the stockholders  of the  Company,  certified  by  the  Secretary  of  the  Company, authorizing and approving the execution,  delivery and performance of the Merger
Documents  and all other  documents  and  instruments  to be delivered  pursuant hereto and thereto.

                                       28

                    (2) A certificate of incumbency executed by the Secretary of the  Company  certifying  the  names,  titles  and  signatures  of the  officers authorized  to execute any documents  referred to in this  Agreement and further certifying  that the  Certificate  of  Incorporation  and By-laws of the Company delivered to Parent and  Acquisition  Corp. at the time of the execution of this
Agreement have been validly adopted and have not been amended or modified.

                    (3) A certificate,  dated the Closing Date,  executed by the
Company's  Secretary,  certifying that, except for the filing of the Certificate of  Merger:  (i) all  consents,  authorizations,  orders and  approvals  of, and filings and registrations with, any court,  governmental body or instrumentality that are  required for the  execution  and  delivery of this  Agreement  and the
Certificate  of Merger and the  consummation  of the Merger shall have been duly made or obtained,  and all material  consents by third parties that are required for the Merger have been obtained;  and (ii) no action or proceeding  before any court,  governmental body or agency has been threatened,  asserted or instituted to restrain or prohibit,  or to obtain  substantial  damages in respect of, this
Agreement or the  Certificate of Merger or the carrying out of the  transactions contemplated by the Merger Documents.

                    (4)  Evidence as of a recent date of the good  standing  and corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign  corporation  and is in good standing in each state of the United States and in each other  jurisdiction  where the  character of the  property  owned or leased by it or the nature of its activities makes such qualification necessary.

                    (5)  Such  additional  supporting  documentation  and  other information with respect to the transactions  contemplated  hereby as Parent and
Acquisition Corp. may reasonably request.

               (i)  PROCEEDINGS   AND   DOCUMENTS.   All   corporate  and  other
proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned  herein  or  incident  to any such  transactions  shall be  reasonably satisfactory in form and substance to Parent and  Acquisition  Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting  documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

          7.2  COMPANY  OBLIGATIONS.  The  obligations of the Company under this
Agreement and the  Certificate  of Merger are subject to the  fulfillment  at or prior to the Closing of the conditions  precedent  specified in paragraphs  (f),
(g), (h) and (i) of Section 7.1 hereof, and the following additional conditions:

               (a)  NO ERRORS, ETC. The representations and warranties of Parent and  Acquisition  Corp.  under this Agreement  shall be deemed to have been made again on the  Closing  Date and shall then be true and  correct in all  material respects.

                                       29

               (b)  COMPLIANCE  WITH  AGREEMENT.  Parent and  Acquisition  Corp.
shall have  performed and complied in all material  respects with all agreements and conditions  required by this  Agreement and the  Certificate of Merger to be performed or complied with by them on or before the Closing Date.

               (c)  NO DEFAULT OR ADVERSE  CHANGE.  There shall not exist on the
Closing  Date any  Default or Event of Default or any event or  condition,  that with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Parent Balance Sheet Date,  there shall have been no material adverse change in the Condition of the Parent.

               (d)  CERTIFICATE OF OFFICERS.  Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date,  executed on their behalf by their respective  Presidents or other duly authorized  officers, certifying the satisfaction of the conditions  specified in paragraphs (a), (b), and (c) of this Section 7.2.

               (e)  OPINION OF PARENT'S COUNSEL. The Company shall have received from The Law Offices of James G. Dodrill II, P.A., Boca Raton, Florida,  counsel for Parent,  a favorable  opinion dated the Closing Date to the effect set forth in Exhibit G hereto.

               (f)  SUPPORTING  DOCUMENTS.  The Company  shall have received the following:

                    (1)  Copies  of  resolutions  of  Parent's  and  Acquisition
Corp.'s  respective  board of directors and the sole  stockholder of Acquisition
Corp., certified by their respective Secretaries,  authorizing and approving, to
the  extent  applicable,  the  execution,   delivery  and  performance  of  this
Agreement,  the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

                    (2) A certificate  of incumbency  executed by the respective
Secretaries of Parent and  Acquisition  Corp.  certifying the names,  titles and signatures of the officers  authorized  to execute the documents  referred to in
paragraph  (i)  above  and  further   certifying   that  the   certificates   of
incorporation and by-laws of Parent and Acquisition Corp.  appended thereto have not been amended or modified.

                    (3) A certificate,  dated the Closing Date,  executed by the
Secretary of each of the Parent and Acquisition  Corp.,  certifying that, except for the filing of the Certificate of Merger:  (i) all consents,  authorizations, orders  and  approvals  of,  and  filings  and  registrations  with,  any court, governmental  body or  instrumentality  that are required for the  execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained,  and all material  consents by third parties required for the Merger have been obtained;  and (ii) no action or proceeding  before any court,  governmental  body or agency has been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this  Agreement or the  Certificate of Merger or the carrying out of the transactions contemplated by any of the Merger Documents.

                    (4) A certificate of Register and Transfer Company, Parent's transfer  agent and  registrar,  certifying  as of the business day prior to the

                                       30

date any  shares  of  Parent  Common  Stock  are  first  issued  in the  Private
Placement,  a true and  complete  list of the names and  addresses of the record owners of all of the  outstanding  shares of Parent Common Stock,  together with the number of shares of Parent Common Stock held by each record owner.

                    (5) A letter from  Register and Transfer  Company,  Parent's transfer  agent and registrar  setting forth that the number of shares of Parent
Common Stock that would be issued and  outstanding  as of the Closing Date,  but prior to the closing of the Private  Placement  and the Merger,  is no more than
1,850,000 shares of Parent Common Stock.

                    (6) (i)  The  executed  resignations  of all  directors  and officers  of  Parent,  with the  director  resignations  to take  effect  at the
Effective  Time,  and (ii)  executed  releases  from each of Sean  Miller,  Rose
Cabasso,  Thomas  Fastiggi,  Lisa Beach and Vincent  Kahen in the form  attached hereto as EXHIBIT H.

                    (7)  Evidence as of a recent date of the good  standing  and corporate  existence of each of the Parent and Acquisition  Corp.  issued by the
Secretary of State of their respective states of incorporation and evidence that the Parent and Acquisition  Corp. are qualified to transact  business as foreign corporations  and are in good standing in each state of the United States and in each other  jurisdiction  where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

                    (8)  Such  additional  supporting  documentation  and  other information with respect to the transactions  contemplated hereby as the Company may reasonably request.

               (g)  PROCEEDINGS   AND   DOCUMENTS.   All   corporate  and  other
proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned herein or incident to any such  transactions  shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the  conditions  specified  in  this  Section  7.2  as  the  Company  may reasonably request.

          The Company and Parent may waive compliance with any of the conditions precedent specified in this Section 7.2.

     8.   Non-Survival of Representations and Warranties.

          The  representations  and warranties of the parties made in Sections 2 and 3 of this  Agreement  (including  the Schedules to the  Agreement  which are hereby  incorporated by reference)  shall not survive beyond the Effective Time.
This  Section 8 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms  contemplates  performance after the Effective
Time or pursuant to any other Certificate, statement or agreement.

                                       31

     9.   Amendment of Agreement.

          This  Agreement  and the  Certificate  of  Merger  may be  amended  or modified at any time in all respects by an instrument in writing executed (i) in the case of this  Agreement  by the  parties  hereto and (ii) in the case of the
Certificate of Merger by the parties thereto.

     10.  Definitions.

          Unless  the  context  otherwise  requires,  the terms  defined in this
Section 10 shall have the  meanings  herein  specified  for all purposes of this
Agreement,  applicable to both the singular and plural forms of any of the terms herein defined.

          "ACQUISITION  CORP." means CepTor  Corporation  Acquisition  Corp.,  a
Delaware corporation.

          "AFFILIATE"   shall  mean  any  Person  that  directly  or  indirectly
controls,  is  controlled  by, or is under common  control  with,  the indicated
Person.

          "AGREEMENT" shall mean this Agreement.

          "BALANCE  SHEET" and  "BALANCE  SHEET  DATE"  shall have the  meanings assigned to such terms in Section 2.10 hereof.

          "BRIDGE  NOTES"  shall have the meaning  assigned to it in Section 2.3 hereof.

          "CERTIFICATE  OF MERGER" shall have the meaning  assigned to it in the second recital of this Agreement.

          "CLOSING" and "CLOSING DATE" shall have the meanings  assigned to such terms in Section 11 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMISSION" shall mean the U.S.  Securities and Exchange  Commission.

          "COMPANY" shall mean CepTor Corporation, a Delaware corporation.

          "COMPANY COMMON STOCK" shall mean the Common Stock of the Company.

          "COMPANY OPTION PLAN" shall have the meaning assigned to it in Section
1.7 hereof.

          "COMPANY STOCK" shall have the meaning assigned to it in Section 2.5.

          "CONDITION  OF THE COMPANY"  shall have the meaning  assigned to it in
Section 2.2 hereof.

          "CONDITION  OF THE PARENT"  shall have the  meaning  assigned to it in
Section 3.13 hereof.

                                       32

          "DEFAULT"  shall mean a default or  failure in the due  observance  or performance  of any covenant,  condition or agreement on the part of the Company to be observed or performed under the terms of this Agreement or the Certificate of Merger, if such default or failure in performance shall remain unremedied for five (5) days.

          "DGCL"  shall  mean  the  General  Corporation  Law  of the  State  of
Delaware.

          "DETERMINATION  DATE" shall have the meaning set forth in Section 11.6 hereof.

          "EFFECTIVE  TIME" shall have the meaning assigned to it in Section 1.2 hereof.

          "EMPLOYEE  BENEFIT  PLANS"  shall have the  meaning  assigned to it in
Section 2.17 hereof.

          "ENVIRONMENTAL LAWS" means the Comprehensive  Environmental  Response,
Compensation  and Liability Act, 42 U.S.C.  ss.ss.  9601, et seq.; the Emergency
Planning and Community  Right-to-Know  Act of 1986, 42 U.S.C.  ss.ss.  11001, et
seq.;  the Resource  Conservation  and Recovery Act, 42 U.S.C.  ss.ss.  6901, et
seq.;  the Toxic  Substances  Control Act, 15 U.S.C.  ss.ss.  2601 et seq.;  the
Federal  Insecticide,  Fungicide,  and Rodenticide Act, 7 U.S.C.  ss.ss. 136, et
seq. and comparable state statutes dealing with the  registration,  labeling and use of pesticides and herbicides;  the Clean Air Act, 42 U.S.C.  ss.ss.  7401 et seq.;  the Clean Water Act (Federal  Water  Pollution  Control  Act),  33 U.S.C.
ss.ss.  1251 et seq.;  the Safe Drinking  Water Act, 42 U.S.C.  ss.ss.  300f, et
seq.; the Hazardous  Materials  Transportation  Act, 49 U.S.C.  ss.ss.  1801, et
seq.; as any of the above statutes have been amended as of the date hereof,  all rules,  regulations  and  policies  promulgated  pursuant  to any  of the  above statutes,  and  any  other  foreign,  federal,  state  or  local  law,  statute, ordinance,  rule, regulation or policy governing  environmental  matters, as the same have been amended as of the date hereof.

          "EQUITY  SECURITY"  shall  mean any stock or  similar  security  of an issuer or any  security  (whether  stock or  Indebtedness  for  Borrowed  Money)
convertible,  with or without  consideration,  into any stock or similar  equity security,  or any security  (whether stock or  Indebtedness  for Borrowed Money)
carrying  any warrant or right to  subscribe to or purchase any stock or similar security, or any such warrant or right.

          "ERISA" shall mean the Employee  Retirement  Income  Securities Act of
1974, as amended.

          "EVENT OF  DEFAULT"  shall mean (a) the  failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon,  within five (5) days after the same shall become due, whether such  Indebtedness  shall become due by scheduled maturity,  by required prepayment,  by acceleration,  by demand or  otherwise,  (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness,  or (c) the failure of the Company to perform or observe any material term,  covenant,  agreement or condition  on its part to be  performed  or  observed  under  any  agreement  or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

          "EXCHANGE  ACT" shall mean the  Securities  Exchange  Act of 1934,  as amended.

                                       33

          "FAIR  MARKET  VALUE"  shall mean,  with  respect to a share of Common
Stock on any Determination Date, the average of the daily closing prices for the
10 consecutive  business days prior to such date. The closing price for each day shall be the last sales  price or in case no sale takes  place on such day,  the average of the  closing  high bid and low asked  prices,  in either  case (a) as officially  quoted by the NASD over the counter bulletin board,  Nasdaq SmallCap
Market or the Nasdaq  National  Market or such other  market on which the Common
Stock is then listed for trading,  or (b) if, in the reasonable  judgment of the
Board of Directors of Parent,  the NASD  over-the-counter  bulletin  board,  the
Nasdaq  SmallCap Market or the Nasdaq National Market is no longer the principal
United  States  market for the  Common  Stock,  then as quoted on the  principal
United  States  market  for the  Common  Stock  as  determined  by the  Board of
Directors  of  Parent,  or (c) if, in the  reasonable  judgment  of the Board of
Directors of the Parent,  there exists no principal United States market for the
Common Stock, then as reasonably determined by the Board of Directors of Parent.

          "GAAP" shall mean  generally  accepted  accounting  principles  in the
United States, as in effect from time to time.

          "HAZARDOUS  MATERIAL" means any substance or material  meeting any one or more of the following criteria:  (a) it is or contains a substance designated as or meeting the  characteristics  of a hazardous waste,  hazardous  substance,
hazardous  material,  pollutant,   contaminant  or  toxic  substance  under  any
Environmental  Law; (b) its presence at some  quantity  requires  investigation, notification  or remediation  under any  Environmental  Law; or (c) it contains, without limiting the foregoing,  asbestos,  polychlorinated biphenyls, petroleum hydrocarbons,  petroleum derived  substances or waste,  pesticides,  herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

          "INDEBTEDNESS"  shall mean any  obligation  of the Company which under generally accepted accounting  principles is required to be shown on the balance sheet of the Company as a  liability.  Any  obligation  secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be  Indebtedness  even  though such  obligation  is not assumed by the
Company.

          "INDEBTEDNESS  FOR BORROWED MONEY" shall mean (a) all  Indebtedness in respect of money borrowed  including,  without  limitation,  Indebtedness  which represents  the  unpaid  amount of the  purchase  price of any  property  and is incurred in lieu of borrowing money or using available funds to pay such amounts and not  constituting an account payable or expense accrual  incurred or assumed in the  ordinary  course  of  business  of the  Company,  (b)  all  Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness  guaranteed by the Company or for which the Company is otherwise contingently liable.

          "INVESTMENT  COMPANY  ACT" shall mean the  Investment  Company  Act of
1940, as amended.

          "KNOWLEDGE" and "KNOW" means,  when referring to any person or entity, the actual  knowledge of such person or entity of a  particular  matter or fact, and what that person or entity would have reasonably known after due inquiry. An entity will be deemed to have  "knowledge" of a particular  fact or other matter if any individual who is serving,  or who has served, as an executive officer of such entity has actual  "knowledge" of such fact or other matter,  or had actual
"knowledge"  during the time of such  service of such fact or other  matter,  or would have had "knowledge" of such particular fact or matter after due inquiry.

                                       34

          "LETTER OF  TRANSMITTAL"  shall  have the  meaning  assigned  to it in
Section 4 hereof.

          "LIEN"   shall  mean  any   mortgage,   pledge,   security   interest,
encumbrance,  lien or charge of any kind,  including,  without  limitation,  any conditional  sale or other title  retention  agreement,  any lease in the nature thereof and the filing of or agreement to give any financing statement under the
Uniform  Commercial  Code of any  jurisdiction  and including any lien or charge arising by statute or other law.

          "MEMORANDUM"  shall  have the  meaning  assigned  to it in the  fourth recital hereof.

          "MERGER" shall have the meaning assigned to it in Section 1.1 hereof.

          "MERGER  DOCUMENTS"  shall have the meaning  assigned to it in Section
2.6 hereof.

          "PARENT"  shall  mean  Medallion  Crest  Management,  Inc.,  a Florida corporation.

          "PARENT  BALANCE SHEET DATE" shall have the meaning  assigned to it in
Section 3.14 hereof.

          "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

          "PARENT  EMPLOYEE BENEFIT PLANS" shall have the meaning assigned to it in Section 3.16 hereof.

          "PARENT FINANCIAL STATEMENTS" shall have the meaning assigned to it in
Section 3.8 hereof.

          "PARENT  SEC  DOCUMENTS"  shall  have the  meaning  assigned  to it in
Section 3.7 hereof.

          "PARENT  WARRANTS"  shall have the  meaning  assigned to it in Section
1.7(c) hereof.

          "PERMITTED  LIENS" shall mean (a) Liens for taxes and  assessments  or governmental  charges  or levies  not at the time due or in respect of which the validity  thereof  shall  currently be  contested  in good faith by  appropriate proceedings;  (b) Liens in  respect  of  pledges  or  deposits  under  workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and  materialmens'  and similar Liens, if the  obligations  secured by such  Liens are not then  delinquent  or are being  contested  in good  faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection  with the borrowing of money or the  obtaining  of  advances  or  credits  and which do not in the  aggregate materially  detract from the value of its property or materially  impair the use made thereof by the Company in its business.

                                       35

          "PERSON"  shall include all natural  persons,  corporations,  business trusts, associations,  limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "PRIVATE  PLACEMENT"  shall  mean the  private  offering  of shares of
Parent Stock pursuant to the terms of the Memorandum.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "STOCKHOLDERS" shall mean all of the stockholders of the Company.

          "SURVIVING  CORPORATION"  shall  have the  meaning  assigned  to it in
Section 1.1 hereof.

          "TAX"  or  "TAXES"  shall  mean  (a) any and all  taxes,  assessments,
customs,  duties,  levies,  fees,  tariffs,  imposts,   deficiencies  and  other
governmental  charges of any kind  whatsoever  (including,  but not  limited to, taxes on or with  respect  to net or gross  income,  franchise,  profits,  gross receipts,  capital, sales, use, ad valorem, value added, transfer, real property transfer,  transfer gains,  transfer taxes,  inventory,  capital stock, license, payroll, employment, social security, unemployment,  severance, occupation, real or personal property,  estimated taxes, rent,  excise,  occupancy,  recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp),  together with any interest thereon,  penalties,  fines,  damages costs, fees,  additions to tax or additional  amounts with respect thereto,  imposed by the United States (federal,  state or local) or other  applicable  jurisdiction;
(b) any  liability  for the payment of any amounts  described in clause (a) as a result of being a member of an affiliated,  consolidated,  combined,  unitary or similar group or as a result of transferor  or successor  liability,  including, without  limitation,  by  reason of  Regulation  section  1.1502-6;  and (c) any liability  for the  payments  of any amounts as a result of being a party to any
Tax Sharing  Agreement  or as a result of any express or implied  obligation  to indemnify  any other  Person  with  respect to the payment of any amounts of the type described in clause (a) or (b).

          "TAX  RETURN"  shall  include  all  returns  and  reports   (including
elections,  declarations,  disclosures,  schedules,  estimates  and  information returns  (including  Form  1099 and  partnership  returns  filed  on Form  1065)
required to be supplied to a Tax authority relating to Taxes.

     11.  Closing.

          The closing of the Merger  (the  "CLOSING")  shall occur  concurrently with the  Effective  Time (the "CLOSING  DATE").  The Closing shall occur at the offices of [OGFR&W] referred to in Section 14.1 hereof.  At the Closing,  Parent shall present for delivery to each Stockholder the certificate  representing the
Parent Common Stock to be issued pursuant to Section  1.5(a)(ii)  hereof to them pursuant to Sections 1.6 and 4 hereof.  Such  presentment  for delivery shall be against delivery to Parent and Acquisition Corp. of the certificates,  opinions, agreements  and other  instruments  referred to in Section  7.1 hereof,  and the certificates  representing  all of  the  Common  Stock  issued  and  outstanding immediately  prior to the Effective Time. Parent will deliver at such Closing to the Company the  officers'  certificate  and opinion  referred to in Section 7.2 hereof. All of the other documents and certificates and agreements referenced in

                                       36

Section 7 will also be executed as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

     12.  Indemnification and Related Matters.

          12.1 INDEMNIFICATION  BY  PARENT.  Parent  shall  indemnify  and  hold harmless the Company and the Stockholders (the "COMPANY  INDEMNIFIED  PARTIES"),
and shall reimburse the Company  Indemnified  Parties for, any loss,  liability, claim,  damage,  expense (including,  but not limited to, costs of investigation
and  defense  and   reasonable   attorneys'   fees)  or   diminution   of  value
(collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy, in any material respect,  in any of the representations and warranties of Parent and  Acquisition  Corp.  in this  Agreement or in any  certificate  delivered by
Parent and Acquisition  Corp. to the Company pursuant to this Agreement,  or any
actions,   omissions  or   statements  of  fact   inconsistent   with  any  such
representation  or warranty,  (b) any failure by Parent or Acquisition  Corp. to perform or comply in any material respect with any covenant or agreement in this
Agreement,  (c) any claim for  brokerage  or  finder's  fees or  commissions  or similar payments based upon any agreement or understanding  alleged to have been made by any such party with Parent or Acquisition  Corp. in connection  with any of the transactions  contemplated by this Agreement,  (d) taxes  attributable to any  transaction  or event  occurring on or prior to the Closing,  (e) any claim relating to or arising out of any liabilities  reflected on the Balance Sheet or with respect to  accounting  fees  arising  thereafter,  or (f) any  litigation, action,  claim,  proceeding or  investigation  by any third party relating to or arising out of the business or operations of Parent, or the actions of Parent or any holder of Parent capital stock prior to the Effective Time.

          12.2 SURVIVAL.   All   representations,   warranties,   covenants  and
agreements of Parent and Acquisition Corp. contained in this Agreement or in any certificate  delivered  pursuant to this Agreement shall survive the Closing for the time  period set forth in Section  12.3  notwithstanding  any  investigation conducted  with respect  thereto.  The  representations  and  warranties  of the
Company contained in this Agreement or in any certificate  delivered pursuant to this Agreement shall not survive the Closing.

          12.3 TIME LIMITATIONS. Neither Parent nor Acquisition Corp. shall have
any  liability  (for   indemnification   or  otherwise)   with  respect  to  any
representation or warranty, or agreement to be performed and complied with prior to the  Effective  Time,  unless on or before the  one-year  anniversary  of the
Effective Time (the "CLAIMS  DEADLINE"),  Parent is given notice of a claim with respect thereto,  in accordance with Section 12.7,  specifying the factual basis therefore  in  reasonable  detail  to the  extent  then  known  by  the  Company
Indemnified Parties.

          12.4 LIMITATION  ON   LIABILITY.   The   obligations   to  Parent  and
Acquisition Corp. to the Company  Indemnified  Parties set forth in Section 12.1 shall be subject to the following limitations:

               (a)  The aggregate  liability of Parent and Acquisition  Corp. to the Company  Indemnified Parties under this Agreement shall not exceed the gross proceeds of the Private Placement and shall be payable solely by the issuance of additional shares of Common stock pursuant to Section 12.6.

                                       37

               (b)  Other   than   claims   based  on  fraud  or  for   specific
performance,  injunctive or other equitable  relief,  the indemnity  provided in this  Section  12  shall  be the  sole  and  exclusive  remedy  of  the  Company
Indemnified  Parties against Parent and  Acquisition  Corp. at law or equity for any matter covered by Section 12.1.

          12.5 NOTICE OF CLAIMS.

               (a)  If, at any time on or prior to the Claims Deadline,  Company
Indemnified Parties shall assert a claim for indemnification pursuant to Section
12.1, such Company Indemnified Parties shall submit to Parent a written claim in good  faith  signed by an  authorized  officer of the  Company or other  Company
Indemnified  Parties,  as applicable,  stating:  (i) that a Company  Indemnified
Party  incurred or reasonably  believes it may incur Damages and the  reasonable estimate of the amount of any such Damages; (ii) in reasonable detail, the facts alleged  as the  basis  for such  claim  and the  section  or  sections  of this
Agreement  alleged as the basis or bases for the claim; and (iii) if the Damages have actually been incurred,  the number of additional shares of Common Stock to which the Stockholders are entitled with respect to such Damages, which shall be determined as provided in Section 12.6 below.  If the claim is for Damages which the  Company  Indemnified  Parties  reasonably  believe  may be  incurred or are otherwise unliquidated,  the written claim of the applicable Company Indemnified
Parties shall state the  reasonable  estimate of such Damages,  in which event a claim shall be deemed to have been asserted  under this Article 12 in the amount of such estimated  Damages,  but no distribution of additional  shares of Common
Stock to the  Stockholders  pursuant  to Section  12.6 below shall be made until such Damages have actually been incurred.

               (b)  In the event that any action,  suit or proceeding is brought against  any Company  Indemnified  Party with  respect to which  Parent may have liability  under this Section 12, the Parent  shall have the right,  at its cost and expense, to defend such action, suit or proceeding in the name and on behalf of the Company Indemnified Party; provided,  however, that a Company Indemnified
Party  shall have the right to retain its own  counsel,  with fees and  expenses paid by Parent, if  representation  of the Company  Indemnified Party by counsel retained  by Parent  would be  inappropriate  because  of  actual  or  potential differing  interests  between  Parent  and the  Company  Indemnified  Party.  In connection with any action, suit or proceeding subject to the Section 12 hereof,
Parent and each  Company  Indemnified  Party  agree to render to each other such assistance as may  reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding.  Parent shall not, without the prior written consent of the applicable  Company  Indemnified  Parties,  which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such  settlement or  compromise  does not include an  irrevocable  and unconditional  release of such  Company  Indemnified  Parties for any  liability arising out of such claim or demand.

          12.6 PAYMENT OF  DAMAGES.  In the event that the  Company  Indemnified
Parties  shall be entitled to  indemnification  pursuant to this  Section 12 for actual Damages incurred by them, Parent shall, within thirty (30) days after the final  determination  of the amount of such Damages,  issue to the  Stockholders that number of additional shares of Common Stock in an aggregate amount equal to the quotient obtained by dividing (x) the amount of such Damages by (y) the Fair
Market  Value per share of the Common  Stock as of the date (the  "DETERMINATION
DATE") of the  submission  of the notice of claim to Parent  pursuant to Section
12.5. Such shares of Common Stock shall be issued to the  Stockholders pro rata,

                                       38

in  proportion  to the  number of Parent  Shares  issued  (or  issuable)  to the
Stockholders at the Effective Time and under the Private Placement.

          13.  Termination Prior to Closing.

               13.1 TERMINATION  OF AGREEMENT.  This Agreement may be terminated at any time prior to the Closing:

                    (a)  By  the  mutual   written   consent  of  the   Company,
Acquisition Corp. and Parent;

                    (b)  By the  Company,  if Parent or  Acquisition  Corp.  (i)
fails to perform in any material respect any of its agreements  contained herein required to be performed by it on or prior to the Closing Date,  (ii) materially breaches any of its  representations,  warranties or covenants contained herein, which  failure or breach is not cured within  thirty (30) days after the Company has  notified  Parent and  Acquisition  Corp.  of its intent to  terminate  this
Agreement pursuant to this paragraph (b);

                    (c)  By Parent and  Acquisition  Corp.,  if the  Company (i)
fails to perform in any material respect any of its agreements  contained herein required to be performed by it on or prior to the Closing Date,  (ii) materially breach any of its  representations,  warranties or covenants  contained  herein, which  failure or breach is not cured  within  thirty (30) days after  Parent or
Acquisition  Corp.  has  notified  the Company of its intent to  terminate  this
Agreement pursuant to this paragraph (c);

                    (d)  By either the Company,  on the one hand,  or Parent and
Acquisition  Corp.,  on the  other  hand,  if there  shall be any  order,  writ, injunction or decree of any court or governmental  or regulatory  agency binding on Parent,  Acquisition  Corp.  or the Company,  which  prohibits or  materially restrains any of them from  consummating the transactions  contemplated  hereby, provided that the parties  hereto shall have used their best efforts to have any such order,  writ,  injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

                    (e) By either the Company,  on the one hand,  or Parent and
Acquisition  Corp.,  on the other hand,  if the  Closing has not  occurred on or prior to December 31, 2004, for any reason other than delay or nonperformance of the party seeking such termination.

               13.2 TERMINATION  OF  OBLIGATIONS.  Termination of this Agreement pursuant  to this  Section 13 shall  terminate  all  obligations  of the parties hereunder,  except  for the  obligations  under  Sections  6.1,  14.3 and 14.12;
provided, however, that termination pursuant to paragraphs (b) or (c) of Section
13.1 shall not relieve the  defaulting  or  breaching  party or parties from any liability to the other parties hereto.

     14.  Miscellaneous.

               14.1 NOTICES.   Any  notice,   request  or  other   communication
hereunder  shall be given in writing and shall be served  either  personally  by overnight delivery or delivered by mail,  certified return receipt and addressed to the following addresses:

                                       39

         If to Parent
         or Acquisition Corp.:   Medallion Crest Management, Inc.
                                 3675 North Country Club Drive, Suite 1907
                                 Aventura, Florida  33180
                                 Attn:  Sean Miller

         With a copy to:         The Law Offices of James Dodrill II, P.A.
                                 5800 Hamilton Way
                                 Boca Raton, Florida  33496
                                 Attention:  James Dodrill, Esq.

         If to the Company:      CepTor Corporation
                                 200 International Circle, Suite 5100
                                 Hunt Valley, Maryland  21030
                                 Attention:  William Pursley,
                                 Chairman and Chief Executive Officer

         With a copy to:         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 Park Avenue Tower
                                 65 East 55th Street
                                 New York, NY  10022-1106
                                 Attention:  Harvey J. Kesner, Esq.

          Notices shall be deemed  received at the earlier of actual  receipt or three  (3)  business  days  following  mailing.  Counsel  for a  party  (or  any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

          14.2 ENTIRE  AGREEMENT.  This  Agreement,  including the schedules and exhibits  attached hereto and other documents  referred to herein,  contains the entire  understanding  of the parties  hereto with respect to the subject matter hereof. This Agreement  supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

          14.3 EXPENSES.  Each  party  shall  bear  and  pay  all of the  legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement;

          14.4 DISPUTE  RESOLUTION.  The Parties  agree to attempt  initially to solve  all  claims,  disputes  or  controversies  arising  under,  out  of or in connection  with this Agreement by conducting  good faith  negotiations.  If the
Parties are unable to settle the matter  between  themselves,  the matter  shall
thereafter  be  resolved  by  alternative  dispute  resolution,   starting  with
mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other  Party.  The Party  giving such notice  shall refrain from instituting the arbitration  proceedings for a period of sixty (60)
days  following  such notice.  During such period,  the Parties  shall make good
faith  efforts  to  amicably  resolve  the  dispute  without  arbitration.   Any
arbitration  hereunder  shall be  conducted  under  the  rules  of the  American
Arbitration Association.  Each such arbitration shall be conducted by a panel of three  arbitrators:  one  arbitrator  shall be  appointed  by each of Parent and
Company  and  the  third  shall  be  appointed   by  the  American   Arbitration

                                       40

Association.  Any such  arbitration  shall be held in New York,  New  York.  The arbitrators  shall have the authority to grant  specific  performance.  Judgment upon the award so rendered  may be entered in any court having  jurisdiction  or application  may be made to such court for judicial  acceptance of any award and an order of  enforcement,  as the case may be.  In no event  shall a demand  for arbitration  be made  after the date when  institution  of a legal or  equitable proceeding  based on such claim,  dispute or other  matter in question  would be barred under this  Agreement or by the  applicable  statute of  limitation.  The prevailing party in any such  arbitration  shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, attorneys'
fees and other expenses incurred by such prevailing party.

          14.5 TIME.  Time is of the essence in the  performance of the parties'
respective obligations herein contained.

          14.6 SEVERABILITY.  Any provision of this Agreement that is prohibited or  unenforceable  in  any  jurisdiction  shall,  as to  such  jurisdiction,  be ineffective  to the  extent  of such  prohibition  or  unenforceability  without invalidating  the  remaining  provisions  hereof,  and any such  prohibition  or
unenforceability   in  any   jurisdiction   shall  not   invalidate   or  render
unenforceable such provision in any other jurisdiction.

          14.7 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the  benefit of the  parties  hereto and their  respective  successors, assigns and heirs;  provided,  however,  that  neither  party shall  directly or indirectly  transfer or assign any of its rights  hereunder  in whole or in part without  the  written  consent of the others , which may be withheld in its sole discretion , and any such transfer or  assignment  without said consent shall be void.

          14.8 NO THIRD PARTIES  BENEFITED.  This  Agreement is made and entered into  for  the  sole  protection  and  benefit  of  the  parties  hereto,  their successors,  assigns  and  heirs,  and no other  Person  shall have any right or action under this Agreement.

          14.9 COUNTERPARTS.  This  Agreement  may be  executed  in one or  more counterparts,  with  the same  effect  as if all  parties  had  signed  the same document.  Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

          14.10 RECITALS,  SCHEDULES AND EXHIBITS.  The Recitals,  Schedules and
Exhibits to this Agreement are incorporated herein and, by this reference,  made a part hereof as if fully set forth herein.

          14.11 SECTION  HEADINGS AND GENDER.  The Section  headings used herein are inserted  for  reference  purposes  only and shall not in any way affect the meaning or interpretation of this Agreement.  All personal pronouns used in this
Agreement  shall  include  the other  genders,  whether  used in the  masculine, feminine or neuter gender,  and the singular shall include the plural,  and vice versa, whenever and as often as may be appropriate.

          14.12 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

                                       41

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.

                                      PARENT:
                                      MEDALLION CREST MANAGEMENT, INC.

                                      By: /s/ Sean Miller
                                          ----------------------------------
                                          Name:  Sean Miller
                                          Title: Chief Executive Officer

                                      ACQUISITION CORP.:
                                      CEPTOR ACQUISITION CORP.

                                      By: /s/ John R. Thristino
                                         -----------------------------------
                                         Name:  John R. Thristino
                                         Title: Attorney-in-Fact for Sean Miller

                                      CEPTOR CORPORATION

                                      By: /s/ William H. Pursley
                                          -----------------------------------
                                           Name:  William H. Pursley
                                           Title: Chairman and CEO